Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. THIS DOCUMENT CONTAINS A PROPOSAL WHICH, IF IMPLEMENTED, WILL RESULT IN THE CANCELLATION OF THE LISTING OF WNS (HOLDINGS) LIMITED’S ORDINARY SHARES ON THE NEW YORK STOCK EXCHANGE. PART II (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH ARTICLE 126 OF THE JERSEY COMPANIES LAW.

If you are in any doubt as to the contents of this Document or what action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, accountant or another appropriately authorised independent financial adviser.

If you sell or have sold or otherwise transferred all of your WNS Shares, please send this Document together with the accompanying documents (other than documents or forms personal to you) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded, distributed or otherwise transmitted in, into or from any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. If you sell or have sold or otherwise transferred only part of your holding of WNS Shares, you should retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

Recommended Acquisition of

WNS (HOLDINGS) LIMITED

by

CAPGEMINI S.E.

to be effected by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 (as amended)

This Document (including all information incorporated into this Document by reference to another source) should be read as a whole and in conjunction with the Forms of Proxy.

Your attention is drawn to Part I (Letter from the board of directors of WNS) of this Document, which contains the unanimous recommendation of the WNS Directors that you vote in favour of the Scheme Resolution at the Court Meeting and the Resolution to be proposed at the General Meeting. A further letter from the WNS Board explaining the Scheme appears in Part II (Explanatory Statement) of this Document. This comprises an explanatory statement in compliance with Article 126 of the Jersey Companies Law.

Action to be taken by WNS Shareholders is set out on pages 8 to 11 and at paragraph 20 of Part II (Explanatory Statement) of this Document. Whether or not they intend to attend the Court Meeting and/or the General Meeting in person, WNS Shareholders are asked to complete and return each of the enclosed Forms of Proxy relating to the Court Meeting and the General Meeting in accordance with the instructions printed thereon as soon as possible, but in any event so as to be received not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Form of Proxy relating to the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the Form of Proxy relating to the General Meeting), or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting. WNS Shareholders may also vote online following the instructions set out in the Forms of Proxy, instead of submitting the Forms of Proxy by mail. Votes submitted online must be received not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the General Meeting).

If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting. If the Form of Proxy relating to the General Meeting is not lodged by the relevant time, it will be invalid.

The entire cost of the solicitation of proxies to be used at the Court Meeting and the General Meeting will be borne by WNS.

Notices of the Court Meeting and the General Meeting, each of which will be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom on August 29, 2025, are set out in Part VIII (Notice of Court Meeting) and Part IX (Notice of General Meeting) of this Document respectively. The Court Meeting will start at 2.00 p.m. (London Time) on that date and the General Meeting at 2.15 p.m. (London Time) or as soon thereafter as the Court Meeting is concluded or adjourned.

Beneficial Holders (being holders of a book entry, beneficial or otherwise controlling voting and economic interest in a WNS Share the legal ownership of which is held on their behalf by an Intermediary, and whose names do not therefore appear in the register of members) will not be entitled to attend, speak at, vote at or otherwise participate in either the Court Meeting or the General Meeting.

WNS has designated the Chair as the person whom WNS Shareholders may appoint as their proxy and WNS Shareholders are entitled to appoint one or more proxies. WNS Shareholders are strongly encouraged to appoint the Chair of each of the Court Meeting and the General Meeting as their proxy. If a WNS Shareholder wishes to appoint an individual other than the Chair to represent such WNS Shareholder at the Court Meeting and/or General Meeting, such WNS Shareholder may do so by crossing out the Chair on the Form of Proxy and inserting the name of that other individual in the blank space provided on the Form of Proxy. A proxyholder need not be a shareholder of WNS. If a WNS Shareholder is a corporation, its proxy must be executed by a duly authorized officer or properly appointed attorney.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. Whether or not they intend to attend and/or vote at the Court Meeting in person, WNS Shareholders are strongly advised to sign and return their Form of Proxy relating to the Court Meeting (or vote online) as soon as possible and in any event prior to the deadlines set out in this Document.

If you receive more than one Form of Proxy because you own WNS Shares registered in different names or addresses, each Form of Proxy should be completed and returned in respect of each name and address.

If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting. If the Form of Proxy relating to the General Meeting is not lodged by the relevant time, it will be invalid.

How to revoke your proxy

WNS Shareholders can revoke their proxy by (i) giving WNS notice in writing deposited at WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) before the commencement of the relevant Meeting or any adjournment thereof at which the proxy proposes to vote; (ii) depositing a new Form of Proxy with WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) before the commencement of the relevant Meeting or any adjournment thereof at which the proxy proposes to vote (although it should be noted that the new Form of Proxy will only be a valid proxy, as opposed to being capable of revoking an earlier Form of Proxy, if deposited not less than 48 hours before the time appointed for the relevant Meeting or any adjournment thereof at which the proxy proposes to vote); or (iii) attending in person and voting on a poll.

How to change your vote

WNS Shareholders may change their vote using the same method through which their original vote was submitted (online or mail), provided the new voting instructions are received by the same applicable proxy deadline (not less than 48 hours before the time fixed for the relevant Meeting or any adjournment thereof). Only the last validly submitted vote received before the deadline will be counted. Neither the completion and return of the Forms of Proxy, nor the submission of your vote online, will prevent you from attending, speaking at, and voting in person at the Court Meeting or the General Meeting if you are entitled to and wish to do so.

The WNS Shares represented by any valid Form of Proxy will be voted for or against, as the case may be, the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Scheme Resolution and the Resolution, and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the Court Meeting or the General Meeting named in the Form of Proxy, as applicable, FOR the Scheme Resolution at the Court Meeting and in favour of the Resolution to be proposed at the General Meeting.

Record Date

The WNS Board has approved 10.00 p.m. (London Time) on July 29, 2025 as the record date (the “Record Date”) for the determination of WNS Shareholders entitled to receive notice of the Court Meeting and WNS Shareholders entitled to receive notice of the General Meeting and at any adjournment or postponement thereof. Shareholders of record at 10.00 p.m. (London Time) on the Record Date are entitled to receive notice of the Court Meeting and the General Meeting. This Document (which includes the notices of the Court Meeting and General Meeting) and the Forms of Proxy are being mailed to WNS Shareholders of record as at the Record Date and will be made available on WNS’ investor relations site at https://ir.wns.com, and will be filed with, or furnished to, the SEC. If you have sold or otherwise transferred part of your holding of or interest in WNS Shares, please retain the Meeting Materials and consult the stockbroker, bank or other agent (if any) through which the sale was effected.

Shareholder Helpline

If WNS Shareholders have any questions about the Meetings or the completion and return of the Forms of Proxy, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. If requested, electronic copies of the Forms of Proxy will be provided free of charge.

Beneficial Holders

Beneficial Holders as of the Beneficial Holder Record Time will be entitled to instruct their broker or other Intermediary how to vote the WNS Shares in which they have a beneficial interest by completing and signing the materials provided to them in accordance with the instructions provided to them by their broker or other Intermediary.

Further Information

Pursuant to an engagement letter, WNS retained J.P. Morgan Securities, LLC (“J.P. Morgan”) as its exclusive financial advisor in connection with the Acquisition. J.P. Morgan was acting exclusively for the WNS Board, will not regard any other person as its client, will not be responsible to anyone other than WNS for providing the protections afforded to clients of J.P. Morgan and will not be responsible to any other person in connection with advising, in each case, in connection with the Acquisition or any other matter referred to herein. Neither J.P. Morgan nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any other person, including any shareholder or creditor of WNS, in connection with the Acquisition, any statement contained herein or otherwise. The terms of the Transaction Agreement, including the Consideration to be paid to the Scheme Shareholders, were determined through arm’s length negotiations between WNS and Capgemini, and the decision to enter into the Transaction Agreement was solely that of the WNS Board and the Capgemini Board. Any advice provided by J.P. Morgan to the WNS Board was only one of the many factors considered by the WNS Board in its evaluation of the Acquisition and should not be viewed as determinative of the views of the WNS Board or management with respect to the Acquisition or the Consideration to be paid to the Scheme Shareholders.

Citigroup Global Markets Europe AG (“Citi”), which is regulated by the European Central Bank and the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht (BaFin)) and Bundesbank, is acting as financial adviser for Capgemini and for no one else in connection with the matters described in this Document, the Acquisition and will not be responsible to anyone other than Capgemini for providing the protections afforded to clients of Citi nor for providing advice in connection with the Acquisition, or any other matters referred to in this Document. Neither Citi nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citi in connection with this Document, any statement contained herein, the Acquisition or otherwise.

Certain terms used in this Document are defined in Part VII (Definitions).

IMPORTANT NOTICES

No person has been authorised to give any information or make any representations other than those contained in this Document and, if given or made, such information or representations must not be relied upon as having been authorised by WNS, the WNS Directors, Capgemini, the Capgemini Directors or by J.P. Morgan or Citi or any other person involved in the Acquisition. Neither the delivery of this Document nor holding the Meetings, the Court Sanction Hearing, or filing the Court Order shall, under any circumstances, create any implication that there has been no change in the affairs of the WNS Group or the Capgemini Group since the date of this Document or that the information in, or incorporated into, this Document is correct as at any time subsequent to its date.

Overseas jurisdictions

This Document has been prepared for purposes of complying with the laws of Jersey and the United States and the rules of the SEC, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside Jersey and the United States. This Document is not a prospectus, or a prospectus exempted document.

The release, publication or distribution of this Document in, into or from jurisdictions other than Jersey or the United States may be restricted by the law or regulations of such jurisdictions, and any use in the United States may be subject to applicable United States laws and regulations. WNS Shareholders who are not resident in Jersey or the United States (“Overseas Shareholders”) or WNS Shareholders who are subject to the laws of other jurisdictions should inform themselves of, and observe, any applicable requirements. In particular, the ability of Overseas Shareholders to vote their Scheme Shares with respect to the Scheme Resolution at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

As regards Overseas Shareholders, the Acquisition may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other Taxes due in such jurisdiction.

Unless otherwise determined by Capgemini, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction or any other jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Scheme Resolution at the Court Meeting or the Resolution at the General Meeting by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Document will not be and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction, and persons receiving all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. This Document does not constitute an offer or an invitation to purchase or subscribe for any securities, or a solicitation of an offer to buy any securities, pursuant to the document or otherwise, in any jurisdiction in which such offer or solicitation is unlawful.

Overseas Shareholders are encouraged to consult their local tax and legal advisors with respect to the legal and tax consequences of the Scheme.

Further details in relation to Overseas Shareholders are contained in paragraph 17 of Part II (Explanatory Statement) of this Document. Your attention is also drawn to paragraph 16 of Part II (Explanatory Statement) of this Document, which sets out general information regarding the anticipated tax treatment of holders of Scheme Shares under the laws of Jersey, the United States or India. Such information is intended as a general guide only and is not tax advice. If you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than Jersey, the United States or India, you should consult an appropriate independent professional tax adviser.

Additional information for US investors

The Acquisition is being made to acquire the securities of a Jersey company that is a “foreign private issuer” as defined under Rule 3b-4(c) under the US Exchange Act, and will be made by means of a members’ scheme of arrangement provided for under Jersey Companies Law. A transaction effected by means of a members’ scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement, which differ from the disclosure requirements of the US tender offer rules and proxy solicitation rules and the US Securities Act. If, in the future, Capgemini and WNS mutually agree to implement the Acquisition by way of either a Jersey Merger or an Offer, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act.

The receipt of cash consideration by a US holder for the transfer of its Scheme Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes and under applicable United States state and local laws. In addition, WNS Shareholders may be required to provide an applicable IRS Form W-8 or W-9 in order to prevent any backup withholding tax on the cash consideration. Each WNS Shareholder is urged to consult their independent professional adviser immediately regarding the Tax consequences of the Acquisition applicable to them, including under applicable United States state and local laws.

WNS is formed under the laws of Jersey. In addition, some or all of its officers and directors reside outside the US, and some or all of its assets are or may be located in jurisdictions outside the US. Therefore, investors may have difficulty effecting service of process within the US upon those persons or recovering against WNS or its officers or directors on judgments of US courts, including judgments based upon the civil liability provisions of US federal securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment. It may not be possible to sue WNS or its officers or directors in a non-US court for violations of US securities laws.

None of the securities referred to in this Document have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this Document. Any representation to the contrary is a criminal offence in the United States.

Forward-looking statements

This Document and the documents incorporated herein include certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the US Securities Act, as amended, and Section 21E of the US Exchange Act. These forward-looking statements generally include statements related to the Acquisition, including financial estimates and statements as to the expected timing, completion and effects of the Acquisition, and the potential delisting of the WNS Shares from the NYSE and deregistration under the US Exchange Act. These forward-looking statements are based on WNS’ current expectations, estimates and projections regarding, among other things, the expected date of closing and the potential benefits of the Acquisition, WNS’ business and industry, and management’s beliefs and certain assumptions made by WNS, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,”

“believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target,” “project,” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to: the Acquisition will not be consummated on a timely basis or at all; the possibility that any or all of the various conditions to the consummation of the Acquisition may not be satisfied or waived, including the failure to receive the required shareholder approval for the Scheme or any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement; the effect of the announcement or pendency of the Acquisition on the Company’s business relationships, operating results, and business generally; risks that the Acquisition disrupts the Company’s current plans and operations; potential difficulties in WNS’ employee retention as a result of the proposed transaction; there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; the Acquisition may result in the diversion of management’s time and attention to issues relating to the Acquisition; there may be significant transaction costs in connection with the Acquisition; unfavorable outcome of legal proceedings that may be instituted against WNS following the announcement of the Acquisition; and the risk that WNS’ stock price may decline significantly if the Acquisition is not consummated. These risks, as well as other risks associated with the Acquisition, are more fully discussed in this Document. In addition, a number of important factors could cause WNS’ actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in WNS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov, and WNS’ investor relations site at https://ir.wns.com. These forward-looking statements speak only as of the date they are made, and, except as may be required under applicable law, WNS undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No Profit Forecasts or Estimates

No statement in this Document, or incorporated by reference into this Document, is intended to be or is to be construed as a profit forecast, projection or estimate for any period and no statement in this Document should be interpreted to mean that earnings or earnings per share for Capgemini or WNS, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Capgemini or WNS, as appropriate. Neither the Capgemini Group nor the WNS Group intends or undertakes any obligation to update information contained in this Document, except as may be required under applicable law.

Rounding

Certain figures included in this Document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Publication on website

A copy of this Document is and will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, for inspection on WNS’ investor relations site at https://ir.wns.com on or as soon as reasonably practicable following July 31, 2025 (being the first Business Day following the date of this Document). For the avoidance of doubt, save as expressly referred to in this Document, the contents of the websites referred to in this Document are not incorporated into and do not form part of this Document.

This Document and the Forms of Proxy will be filed with, or furnished to, the SEC.

Definitions

Capitalised words and phrases used in this Document shall have the meanings given to them in Part VII (Definitions) of this Document.

General

WNS Shareholders should be aware that Capgemini may purchase WNS Shares other than pursuant to the Scheme (or the Jersey Merger or the Offer if the Acquisition is implemented as such) including pursuant to privately negotiated purchases.

The statements in this Document are not to be construed as legal, business, financial or tax advice. If you are in any doubt about the contents of this Document or the action you should take, you are recommended to seek your own independent financial, legal or tax advice immediately from your stockbroker, bank manager, lawyer or another appropriately authorised independent financial adviser.

This Document is furnished in connection with the solicitation of proxies by WNS management for use at the Meetings. Any costs of proxy solicitation by management will be borne by WNS.

UK Takeover Code does not apply

Neither WNS nor the Acquisition are subject to the requirements of the UK Takeover Code or the jurisdiction of the Panel. Therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of Capgemini or WNS.

This Document is dated July 30, 2025.

i

ACTION TO BE TAKEN

For the reasons set out in this Document, the WNS Board unanimously recommends that WNS Shareholders vote in favour of the Scheme Resolution at the Court Meeting and WNS Shareholders vote in favour of the Resolution at the General Meeting, as each of the WNS Directors has irrevocably undertaken to do, or procure, in respect of all of the WNS Shares of which they are the registered or beneficial holder, being an aggregate of 520,798 WNS Shares (representing, in aggregate, approximately 1.21 per cent of the issued share capital of WNS in issue on the Latest Practicable Date).

1.      Documents

Please check that you have received the following:

•        a Form of Proxy in respect of the Court Meeting on August 29, 2025; and

•        a Form of Proxy in respect of the General Meeting on August 29, 2025.

If WNS Shareholders have not received any of these documents, please contact the shareholder helpline on the number indicated below.

The Record Date has been set as 10.00 p.m. (London Time) on July 29, 2025. WNS prepared a list of WNS Shareholders of record at such time. WNS Shareholders named on that list are entitled to receive notice of the Court Meeting and the General Meeting or any adjournment(s) or postponement(s) thereof.

2.      Voting at the Court Meeting and the General Meeting

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. Whether or not WNS Shareholders intend to attend and/or vote in person at the Court Meeting, they are strongly advised to sign and return their Form of Proxy relating to the Court Meeting (or vote online) as soon as possible and in any event prior to the deadlines set out in this Document.

The Scheme will require approval at a meeting of WNS Shareholders convened with the permission of the Court to be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom. Implementation of the Scheme will also require approval of the Resolution to be proposed at the General Meeting. The General Meeting will also be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom.

WNS has designated the Chair as the person whom WNS Shareholders may appoint as their proxy. WNS Shareholders are strongly encouraged to appoint the Chair of each of the Court Meeting and the General Meeting as their proxy. If a WNS Shareholder wishes to appoint an individual other than the Chair to represent such WNS Shareholder at the Court Meeting and/or General Meeting, such WNS Shareholder may do so by crossing out the Chair on the Form of Proxy and inserting the name of that other individual in the blank space provided on the Form of Proxy. A proxyholder need not be a shareholder of WNS. If a WNS Shareholder is a corporation, its proxy must be executed by a duly authorized officer or properly appointed attorney.

WNS Shareholders are strongly encouraged to submit proxy appointments and instructions for the Court Meeting and the General Meeting by mail as soon as possible, and in any event prior to the deadlines set out in this Document. WNS Shareholders may also vote online following the instructions set out in the Forms of Proxy, instead of submitting the proxy appointments by mail.

WNS Shareholders are required to submit proxy voting instructions in respect of the relevant Meeting not later than 48 hours before the relevant Meeting (or in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned Meeting) or, in the case of the Form of Proxy relating to the Court Meeting by handing it to the Chair of the Court Meeting in person before the start of the Court Meeting as further described below.

WNS Shareholders may appoint more than one proxy provided that each proxy is appointed in respect of different WNS Shares held by such holder. WNS Shareholders who wish to appoint more than one proxy should contact Computershare to request additional Forms of Proxy.

If you receive more than one Form of Proxy because you own WNS Shares registered in different names or addresses, each Form of Proxy should be completed and returned in respect of each name and address.

The WNS Shares represented by any valid Form of Proxy will be voted for or against, as the case may be, the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Scheme Resolution and the Resolution, and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the Court Meeting or the General Meeting named in the Form of Proxy, as applicable, FOR the Scheme Resolution at the Court Meeting and in favour of the Resolution to be proposed at the General Meeting.

Neither the completion and return of the Forms of Proxy, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the Court Meeting or the General Meeting if you are entitled to and wish to do so.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders (including all Beneficial Holders) holding Scheme Shares at the Scheme Record Time, irrespective of whether or not they attended or voted in favour of, or against, the Scheme Resolution at the Court Meeting or in favour of, or against, or abstained from voting on the Resolution at the General Meeting.

Sending Forms of Proxy by mail

WNS Shareholders are requested to complete and sign the Forms of Proxy in accordance with the instructions printed thereon and return them to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited), so as to be received as soon as possible and in any event not later than the relevant times set out below:

Form of Proxy for the Court Meeting	2.00 p.m.(London Time) on August 27, 2025
Form of Proxy for the General Meeting	2.15 p.m.(London Time) on August 27, 2025

or, if a Meeting is adjourned, not later than 48 hours before the time fixed for the adjourned Meeting.

If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting. If the Form of Proxy relating to the General Meeting is not lodged by the relevant time, it will be invalid.

Voting online

WNS Shareholders may also vote online following the instructions set out in the Forms of Proxy, instead of submitting the relevant Forms of Proxy by mail. Votes submitted online must be received not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the General Meeting).

How to revoke your proxy

WNS Shareholders can revoke their proxy by (i) giving WNS notice in writing deposited at WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) before the commencement of the relevant Meeting or any adjournment thereof at which the proxy proposes to vote; (ii) depositing a new Form of Proxy with WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) before the commencement of the relevant Meeting or any adjournment thereof at which the proxy proposes to vote (although it should be noted that the new Form of Proxy will only be a valid proxy, as opposed to being capable of revoking an earlier Form of Proxy, if deposited not less than 48 hours before the time appointed for the relevant Meeting or any adjournment thereof at which the proxy proposes to vote); or (iii) attending in person and voting on a poll.

How to change your vote

WNS Shareholders may change their vote using the same method through which their original vote was submitted (online or mail), provided the new voting instructions are received by the same applicable proxy deadline (not less than 48 hours before the time fixed for the relevant Meeting or any adjournment thereof). Only the last validly submitted vote received before the deadline will be counted.

3.      Beneficial Holders

The information set forth in this section is of importance to Beneficial Holders, as a substantial number of WNS Shares are held by Intermediaries on behalf of Beneficial Holders. Beneficial Holders should note that only proxies deposited by WNS Shareholders (that is, individuals or entities whose names appear on the records maintained by the transfer agent for the WNS Shares as registered holders of WNS Shares) will be recognised and acted upon at the Court Meeting and General Meeting. If WNS Shares are listed in an account statement provided to a Beneficial Holder by an Intermediary, those WNS Shares will, in all likelihood, be registered in the name of the Intermediary (or its agent). The vast majority of such WNS Shares are registered under the name of Cede & Co., as nominee for DTC.

The Meeting Materials will be sent to each Beneficial Holder by or on behalf of the Intermediary that holds WNS Shares on their behalf. Intermediaries will typically use a service company to forward the Meeting Materials. The majority of Intermediaries now delegate responsibility for obtaining shareholder instructions from clients to Broadridge. Broadridge typically mails a Voting Instruction Form in lieu of the Form of Proxy. Beneficial Holders are requested to vote in accordance with the instructions set forth in the Voting Instruction Forms. Broadridge will provide aggregate WNS Shareholder voting instructions to the relevant Intermediary (or its tabulation agent), which will tabulate the results for the Court Meeting and General Meeting and provide appropriate instructions with respect to the voting of the WNS Shares to be represented at the Court Meeting and the General Meeting or the reconvening of any adjourned or postponed meeting.

Applicable securities regulatory policy requires Intermediaries, on receipt of materials that seek voting instructions from Beneficial Holders indirectly, to seek voting instructions from Beneficial Holders in advance of meetings of security-holders. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their wishes are expressed at the Court Meeting and the General Meeting or the reconvening of any adjourned or postponed meeting. Often, the form of proxy supplied to a Beneficial Holder by its broker is identical to the form of proxy provided to WNS Shareholders; however, its purpose is limited to instructing the relevant WNS Shareholder that is an Intermediary on how to vote on behalf of the Beneficial Holder. In the ordinary course, Beneficial Holders’ securities can only be voted by their Intermediaries in accordance with the Beneficial Holders’ instructions. Beneficial Holders should carefully follow the instructions provided by their Intermediaries in order to ensure that their wishes in respect of the WNS Shares that they control are reflected at the Court Meeting and General Meeting or the reconvening of any adjourned or postponed meeting.

Beneficial Holders of WNS Shares are strongly advised to vote in accordance with the instructions sent to them by their Intermediary.

Beneficial Holders will not be entitled to attend, speak at, vote at, or otherwise participate in either the Court Meeting or the General Meeting.

Beneficial Holders as of the Beneficial Holder Record Time will however be entitled to instruct their broker or other Intermediary how to vote the WNS Shares in which they have a beneficial interest by completing and signing the materials provided to them in accordance with the instructions provided to them by their broker or other Intermediary.

Beneficial Holders are entitled to switch from being a Beneficial Holder to a WNS Shareholder (so that the WNS Shares previously held by the relevant Intermediary will be held directly by them) by contacting their relevant Intermediary who can effect the switch in cooperation with the Company. By becoming a WNS Shareholder, they will then be entitled to attend and be heard at the Court Sanction Hearing, either in person or through a Jersey advocate, to support or oppose the Scheme, and/or may also submit written statements regarding the Scheme for the Court’s consideration. Such statements can be made by writing to Mourant Ozannes (Jersey) LLP, 22

Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands marked “FAO James Hill / WNS Scheme” but must be received no later than 5.00 p.m. (London Time) on the day which is three Business Days prior to the Court Sanction Hearing.

4.      Shareholder helpline

If WNS Shareholders have any questions about the Meetings or the completion and return of the Forms of Proxy, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. If requested, copies of the Forms of Proxy will be provided free of charge.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

All dates and times are based on WNS’ current expectations and are subject to change. If any of the dates and/or times in this expected timetable change materially, the revised dates and/or times will be published by public announcement in the United States and by making such announcement available on WNS’ investor relations site at https://ir.wns.com.

Event	Expected time/date
Directions Hearing	July 29, 2025
Record Date/Beneficial Holder Record Time	10.00 p.m. (London Time) on July 29, 2025
Publication of this Document	July 30, 2025
Latest time for lodging Forms of Proxy for:(1)
Court Meeting	2.00 p.m. (London Time) on August 27, 2025
General Meeting	2.15 p.m. (London Time) on August 27, 2025
Voting Record Time for the Court Meeting and the General Meeting	10.00 p.m. (London Time) on August 27, 2025
Court Meeting	2.00 p.m. (London Time) on August 29, 2025
General Meeting	2.15 p.m. (London Time) on August 29, 2025(2)
Court Sanction Hearing	“D”(3)
Scheme Record Time	10.00 p.m. (London Time) on D+4 Business Days (or such other time as WNS and Capgemini may agree with the consent of the Court (if required))
Effective Date of the Scheme	D+5 Business Days(4)
Long Stop Date	April 7, 2026(5)

____________

(1)      The Form of Proxy relating to the Court Meeting must be received no later than 2.00 p.m. (London Time) on August 27, 2025 (or, if the Court Meeting is adjourned, 48 hours before the time fixed for the adjourned Meeting). The Form of Proxy relating to the General Meeting must be received no later than 2.15 p.m. (London Time) on August 27, 2025 (or, if the General Meeting is adjourned, 48 hours before the time fixed for the adjourned Meeting). If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting.

(2)      To commence at 2.15 p.m. (London Time) or, if later, as soon thereafter as the Court Meeting shall have concluded or adjourned.

(3)      WNS will disclose the date of the Court Sanction Hearing by public announcement and SEC filing after it has been scheduled and no less than 14 days before the Court Sanction Hearing.

(4)      The Scheme will become effective pursuant to its terms upon the Court Order being delivered to the Registrar of Companies.

(5)      The latest date by which the Scheme must be implemented, which may be extended by agreement between WNS and Capgemini in writing or in certain circumstances, including when all Clearances necessary for the Acquisition have not been obtained or if the WNS Shareholder Approval has been obtained but no court date for the Court Sanction Hearing is available by the then-current end date, and in which case such date shall be automatically extended in two (2) month increments until no later than the date that is thirteen (13) months from the date of the Transaction Agreement, being August 6, 2026.

PART I LETTER FROM THE BOARD OF DIRECTORS OF WNS

Directors: Timothy L. Main Jason Liberty Keshav R. Murugesh Françoise Gri Keith Haviland Mario P. Vitale Lan Tu Diane de Saint Victor Judy Marlinski Sylvie Ouziel	Registered office: 22 Grenville Street, St. Helier, JE4 8PX, Jersey Incorporated in Jersey with registered number 82262

To all WNS Shareholders

Dear Shareholder,

RECOMMENDED ACQUISITION OF WNS BY CAPGEMINI

1.      Introduction

On July 7, 2025, WNS and Capgemini announced that they had entered into a definitive agreement pursuant to which Capgemini would acquire the entire issued and to be issued share capital of WNS, to be effected by means of a members’ scheme of arrangement under Article 125 of the Jersey Companies Law.

The WNS Directors are writing to you to explain the background to and terms of the Acquisition, to encourage you to vote at the Meetings to be held on August 29, 2025 to consider the Scheme, and to explain why the WNS Board is unanimously recommending that WNS Shareholders vote in favour of the resolutions to be put to those Meetings.

2.      Summary of the terms of the Acquisition

It is proposed that the Acquisition be implemented by means of a members’ scheme of arrangement under Article 125 of the Jersey Companies Law, which requires the approval of WNS Shareholders at the Court Meeting and General Meeting and the sanction of the Royal Court of Jersey (the “Court”).

Under the terms of the Acquisition, Scheme Shareholders at the Scheme Record Time will receive:

in respect of each Scheme Share:	$76.50 in cash

The terms of the Acquisition represent a premium of approximately:

•        28 per cent to the volume weighted average Closing Price per WNS Share for the 90 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition);

•        27 per cent to the volume weighted average Closing Price per WNS Share for the 30 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition); and

•        17 per cent to the Closing Price per WNS Share on July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition).

The Acquisition is subject to the Conditions set out in Part A of Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, including the sanction of the Scheme by the Court. The expected transaction timetable is set out on page 12 of this Document.

The Scheme Shares will be acquired by Capgemini at the Effective Date (or its nominee(s)) with all legal and beneficial title to all of the Scheme Shares, fully paid-up and free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever together with all rights existing at the Effective Date or thereafter attached thereto including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) announced, declared, made or paid on or after the Effective Time in respect of the Scheme Shares.

Further information about the Acquisition is provided in Part II (Explanatory Statement) of this Document.

3.      Background to and strategic rationale for the Acquisition

WNS completed its initial public offering on the New York Stock Exchange on July 26, 2006, pricing at $20.00 per American Depositary Share. Since becoming a publicly traded company, in the ordinary course, both the WNS Board and WNS’ senior management regularly review and assess WNS’ operations, financial performance and industry conditions in light of the current business and economic environment and in furtherance of WNS’ long-term business strategy to enhance value for WNS stakeholders. As a matter of practice, this review at times included, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives for WNS, including continuing as a standalone company. WNS has also regularly engaged with its shareholders and external advisors including consulting firms and investment bankers to discuss and solicit their perspectives on WNS’ strategic direction.

Prior to WNS’ engagement with Capgemini on the Acquisition, in early December 2024, WNS received a non-binding letter of intent from a financial sponsor to acquire WNS for $65.00 per share (“Party A”) and, in late February 2025, a non-binding offer from a strategic company (“Party B”) to acquire WNS in a cash/stock transaction valued at $72.00 per share. The WNS Board ultimately determined to decline Party A’s and Party B’s offers.

In early March 2025, the WNS Board agreed, following receipt of a non-binding offer from Capgemini, to a period of exclusivity and to provide Capgemini with access to customary due diligence in order to assess a potential Acquisition by Capgemini. During the exclusivity period, press articles were published highlighting that WNS had attracted acquisition interest, including that of Capgemini. Talks however were paused in late April due to a disagreement on price at the time. In mid-June 2025, WNS re-engaged in discussions with Capgemini, which led to a short period of confirmatory due diligence and negotiations before WNS and Capgemini entered into the Transaction Agreement.

The WNS Board carefully reviewed and considered the proposed Acquisition in consultation with WNS’ management, legal advisors, and financial advisors and has unanimously: (1) determined that the Transaction Agreement and the consummation of the Acquisition are advisable and fair to, and in the best interests of, WNS and its shareholders; (2) approved the Transaction Agreement and the Acquisition; (3) authorized the execution, delivery and performance of the Transaction Agreement on its terms; (4) directed that, subject to the Transaction Agreement not having been terminated in accordance with its terms, the Scheme be submitted to the Court and submitted to a vote at the Meetings; and (5) resolved to recommend that the WNS Shareholders vote in favour of the Scheme Resolution at the Court Meeting and WNS Shareholders vote in favour of the Resolution at the General Meeting.

In reaching their decision to approve the Transaction Agreement, and to recommend that WNS Shareholders vote in favour of the Scheme Resolution and the Resolution, the WNS Board considered the following positive reasons to support the Transaction Agreement:

•        the fact that the price of $76.50 per share in cash payable in the Acquisition provides certainty, immediate value and liquidity to WNS Shareholders;

•        the historical market prices, volatility and trading information with respect to the WNS Shares, including the market performance of WNS’ shares relative to those of other participants in the industry and general market indices, including after the press articles mentioned above, and the fact that the $76.50 per share to be received by WNS Shareholders in the Acquisition represents a premium of:

•        28 per cent to the volume weighted average Closing Price per WNS Share for the 90 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition);

•        27 per cent to the volume weighted average Closing Price per WNS Share for the 30 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition); and

•        17 per cent to the Closing Price per WNS Share on July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition);

•        the current and prospective business environment in which WNS operates, including international, national and local economic conditions, the competitive environment and the likely effect of these factors on WNS and the execution of WNS’ plans as a standalone company;

•        the belief that, after extensive negotiations with Capgemini and their representatives, $76.50 per share was the highest price that Capgemini was willing to pay and that the terms of the Transaction Agreement include the most favorable terms to WNS, in the aggregate, to which Capgemini was willing to agree;

•        the view of the WNS Board that the $76.50 per share in cash payable in the Acquisition was more favorable to the WNS Shareholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to WNS, based upon the directors’ knowledge of WNS’ business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the belief that the Acquisition represented an attractive and comparatively certain value for the WNS Shareholders relative to the risk-adjusted prospects for WNS on a standalone basis;

•        the fact that the WNS Board, with the assistance of its advisors, conducted a review of other potential strategic alternatives, including the other two offers received from counterparties for an acquisition of WNS, which the WNS Board determined were inferior to the $76.50 per share in cash offered by Capgemini in the Acquisition;

•        the belief that, based on discussions with other potential counterparties, that there were no other potential counterparties that were likely to make an offer which was competitive to the offer from Capgemini in respect of the Acquisition;

•        the belief of the WNS Board, which has been advised by J.P. Morgan as to financial terms of the Acquisition, that the financial terms of the Acquisition are fair and reasonable;

•        the high degree of certainty that closing of the Acquisition would be achieved in a timely manner in light of the conditions and other terms set forth in the Transaction Agreement;

•        the Acquisition positions the combined WNS and Capgemini groups as a leader in the ‘Intelligent Operations’ market, facilitating the ability of the enlarged group to address clients’ goal of efficiency, speed and agility through process hyper-automation, whilst at the same time significantly improving business outcomes by combining data, AI and digital;

•        the ability of WNS, prior to the Meetings and under certain circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described in paragraph 11.1 of Part II (Explanatory Statement) of this Document;

•        the ability of the WNS Board, prior to the Meetings and in certain circumstances, to terminate the Transaction Agreement to enter into a superior proposal if the WNS Board determines in good faith, after consultation with its financial advisors and outside legal counsel that the failure to take such action would breach its statutory or fiduciary duties under applicable law;

•        representations by Capgemini in the Transaction Agreement that it will have on the Effective Date all funds necessary to pay the consideration and other amounts to consummate the Acquisition pursuant to the terms of the Transaction Agreement;

•        WNS’ rights to specific performance under the terms of the Transaction Agreement; and

•        the likelihood that the Acquisition would be consummated, in light of the experience, reputation and financial capabilities of Capgemini.

In the course of its deliberations, the WNS Board also considered, among other things, the following negative factors:

•        the fact that WNS Shareholders will not participate in any future growth potential or benefit from any future increase in the value of WNS;

•        the possibility that the Acquisition will not be consummated and the potential negative effects on WNS’ business, operations, financial results and stock price;

•        the potential negative effects of the public announcement of the Acquisition on WNS’ sales, operating results and stock price, its ability to retain key management, sales and marketing and other personnel, and its relationships with customers and partners;

•        the restrictions on the conduct of WNS’ business prior to the consummation of the Acquisition, requiring WNS to conduct its business in the ordinary course and preventing WNS from taking certain specified actions, subject to specific limitations, all of which may delay or prevent WNS from undertaking business opportunities pending completion of the Acquisition;

•        the significant costs involved in connection with entering into the Transaction Agreement and completing the Acquisition (many of which are payable whether or not the Transaction is consummated) and the substantial time and effort of WNS management required to complete the Acquisition, which may disrupt its business operations and have a negative effect on its financial results;

•        if Capgemini fails to complete the Acquisition as a result of a breach of the Transaction Agreement in certain circumstances, remedies may be limited to the termination fee payable by Capgemini; and

•        the fact that completion of the Acquisition requires the Court Order and certain Clearances including under applicable antitrust laws.

The WNS Board considered all of these factors and concluded as a whole that the uncertainties, risks and potentially negative factors relevant to the Acquisition were outweighed by the potential benefits that it expected WNS and its shareholders would achieve as a result of the Acquisition.

This discussion of the information and factors considered by the WNS Board includes the principal positive and negative factors considered by the WNS Board, but is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with their evaluation of the Acquisition and the complexity of these matters, the WNS Board did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the WNS Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the WNS Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the WNS Board, but rather the WNS Board conducted an overall review of the factors described above, including discussions with WNS’ senior management and legal and financial advisors.

The foregoing discussion of the reasoning of the WNS Board and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this Document captioned “Forward-looking statements.”

4.      Irrevocable Undertakings

Capgemini has received irrevocable and unconditional undertakings from each of the WNS Directors to vote (in person, by proxy or through irrevocable instructions to such director’s broker) in favour of the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting (or any other resolution necessary or desirable to implement the Acquisition) in respect of all of the WNS Shares of which they are the registered or beneficial holder, being an aggregate of 520,798 WNS Shares (representing, in the aggregate, approximately 1.21 per cent of the issued share capital of WNS in issue on the Latest Practicable Date).

Further details of these irrevocable undertakings (including the circumstances in which they may lapse) are set out in paragraph 5 of Part VI (Additional Information) of this Document.

5.      WNS Share Plans

Details of the arrangements proposed to be implemented in relation to the WNS Share Plans in connection with the Acquisition are set out in paragraph 7 of Part II (Explanatory Statement) of this Document.

6.      WNS’ Current Trading and Prospects

For the fiscal year ending March 31, 2025, WNS reported revenue of $1,314.9 million and profit of $170.1 million.

For the subsequent three-month period ending June 30, 2025, WNS reported revenue of $353.8 million and profit of $21.8 million.

There has been no significant change in the financial or trading position of the WNS Group since June 30, 2025, being the date to which WNS’ last published interim consolidated financial statements were prepared.

7.      The Scheme and the Meetings

It is intended that the Acquisition will be implemented by means of a members’ scheme of arrangement pursuant to Articles 125 and 126 of the Jersey Companies Law, which requires the approval of WNS Shareholders at the Court Meeting and General Meeting and the sanction of the Court. The purpose of the Scheme is to provide for Capgemini to become the owner of the entire issued and to be issued share capital of WNS.

The Scheme will only become Effective if, amongst other things, the Conditions are satisfied or (where applicable) waived on or before the Long Stop Date. Upon the Scheme becoming Effective: (i) it shall be binding on all WNS Shareholders (including all Beneficial Holders as at the Scheme Record Time), irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting and, if they attended and voted, whether or not they voted in favour of or against the resolutions proposed at the Meetings; and (ii) share certificates and DRS statements in respect of WNS Shares will cease to be valid and should be destroyed, and entitlements to WNS Shares held through DTC will be cancelled.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. You are therefore urged to sign and return your Form of Proxy for the Court Meeting (or vote online) as soon as possible and in any event prior to the deadlines set out in this Document.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court. The Scheme is not subject to the requirements of the UK Takeover Code or the Panel.

Further details of the Scheme and the Meetings are set out in paragraph 10 of Part II (Explanatory Statement) of this Document.

8.      Delisting and re-registration

Prior to the Scheme becoming Effective, a request will be made by WNS to the NYSE to cancel the listing of and trading in WNS Shares on its market for listed securities to take effect on, or shortly after, the Effective Date.

Upon the Effective Date, share certificates and DRS statements in respect of WNS Shares will cease to be valid and should be destroyed, and entitlements to WNS Shares held through DTC will be cancelled.

As soon as practicable after the Effective Date and after the cancellation of listing of and trading in WNS Shares on the NYSE’s market for listed securities, it is intended that WNS will be re-registered as a private company limited by shares.

9.      Taxation

Your attention is drawn to paragraph 16 of Part II (Explanatory Statement) of this Document. This summary is intended as a general guide only and is not tax advice. If you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than Jersey, the United States or India, you should consult an appropriate independent professional tax adviser.

10.    Overseas Shareholders

Overseas Shareholders should refer to paragraph 17 of Part II (Explanatory Statement) of this Document.

11.    Actions to be taken

Your attention is drawn to paragraph 20 of Part II (Explanatory Statement) of this Document, which explain the actions you should take in relation to the Acquisition and the Scheme.

12.    Further Information

Your attention is drawn to the Explanatory Statement set out in Part II (Explanatory Statement) of this Document, the full terms of the Scheme set out in Part IV (The Scheme of Arrangement), the additional information set out in Part VI (Additional Information) and the Notices of the Meetings set out in Part VIII (Notice of Court Meeting) and Part IX (Notice of General Meeting) of this Document.

You should read the whole of this Document and the accompanying Forms of Proxy and not rely solely on the information contained in this letter or the Explanatory Statement.

A copy of this Document and the Forms of Proxy are and will be available, subject to certain restrictions relating to overseas shareholders in Restricted Jurisdictions, for inspection on WNS’ investor relations site at https://ir.wns.com and will be filed with, or furnished to, the SEC.

13.    Recommendation

The WNS Board, having consulted with J.P. Morgan, financial advisor to WNS in connection with the Acquisition, as to the financial terms of the Acquisition, and considering the reasons outlined in paragraph 3 above, considers the terms of the Acquisition to be fair and reasonable. In providing financial advice to the WNS Board, J.P. Morgan relied upon information prepared and approved for its use by WNS, including the commercial assessments of the WNS Board.

Accordingly, the WNS Board unanimously recommends that WNS Shareholders vote in favour of the Scheme Resolution at the Court Meeting and WNS Shareholders vote in favour of the Resolution at the General Meeting, as each of the WNS Directors has irrevocably undertaken to do, or procure, in respect of all of the WNS Shares of which they are the registered or beneficial holder, being an aggregate of 520,798 WNS Shares (representing, in aggregate, approximately 1.21 per cent of the issued share capital of WNS in issue on the Latest Practicable Date).

Yours faithfully,

The board of directors of WNS (Holdings) Limited

PART II EXPLANATORY STATEMENT

(In compliance with Article 126 of the Jersey Companies Law)

Directors: Timothy L. Main Jason Liberty Keshav R. Murugesh Françoise Gri Keith Haviland Mario P. Vitale Lan Tu Diane de Saint Victor Judy Marlinski Sylvie Ouziel	Registered office: 22 Grenville Street, St. Helier, JE4 8PX, Jersey Incorporated in Jersey with registered number 82262

To the holders of WNS Shares

Dear Shareholder,

RECOMMENDED ACQUISITION OF WNS BY CAPGEMINI

1.      Introduction

On July 7, 2025, WNS and Capgemini announced that they had entered into a definitive agreement pursuant to which Capgemini would acquire the entire issued and to be issued share capital of WNS, to be effected by means of a members’ scheme of arrangement under Article 125 of the Jersey Companies Law.

Your attention is drawn to the letter from the WNS Board set out in Part I (Letter from the board of directors of WNS) of this Document, which forms part of this Explanatory Statement. The letter contains, among other things, the unanimous recommendation by the WNS Board to WNS Shareholders to vote in favour of the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting and an explanation of the background to and reasons for recommending the Scheme.

Your attention is also drawn to the information contained in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) and Part VI (Additional Information) of this Document. The Scheme of Arrangement is set out in full in Part IV (The Scheme of Arrangement) of this Document.

The purpose of this Explanatory Statement is to explain the terms of the Acquisition and to provide you with other relevant information.

2.      Summary of the terms of the Acquisition

Under the terms of the Acquisition, which is subject to the satisfaction (or, where applicable, waiver) of the Conditions and to the further terms set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, Scheme Shareholders at the Scheme Record Time will receive:

in respect of each Scheme Share:	$76.50 in cash

The terms of the Acquisition represent a premium of approximately:

•        28 per cent to the volume weighted average Closing Price per WNS Share for the 90 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition);

•        27 per cent to the volume weighted average Closing Price per WNS Share for the 30 days prior to July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition); and

•        17 per cent to the Closing Price per WNS Share on July 3, 2025 (being the last Business Day immediately prior to the public announcement of the Acquisition).

The Scheme Shares will be acquired by Capgemini (or its nominee(s)) at the Effective Date with all legal and beneficial title to all of the Scheme Shares, fully paid-up and free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever together with all rights existing at the Effective Date or thereafter attached thereto including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) announced, declared, made or paid on or after the Effective Time in respect of the Scheme Shares.

Information on WNS

WNS, incorporated in 2002 under the laws of Jersey, Channel Islands, is a leading digital business transformation and services partner. WNS provides strategy, execution and managed services, which combine specialized domain knowledge, data and analytics, advanced technologies, AI (including Generative AI), process expertise, and global talent to deliver digitally enabled transformational solutions and business outcomes for its clients. WNS serves many of the world’s leading companies across industries, including insurance, manufacturing and retail, travel and leisure, healthcare, banking and financial services, shipping and logistics, utilities, and hi-tech and professional services. WNS maintains headquarters in New York, U.S., London, U.K., and Mumbai, India, and has over 64,000 employees globally.

WNS helps its clients “transform” their businesses by leveraging its deep domain and process expertise, data and analytics capabilities, digital technology-enabled solutions, and global talent to identify business and process opportunities, create custom differentiated solutions, and deliver measurable outcomes. Benefits delivered to clients include improvements in cost, process efficiency, actionable insights, customer experience, governance and security, revenue generation, and competitive positioning. WNS provides both industry-specific and cross-industry solutions for its clients. WNS’ cross-industry services and solutions are delivered across multiple verticals, and include consulting and transformation, data management and advanced analytics, technology and automation, finance and accounting (including procurement), customer experience, human resources, governance, risk, and compliance.

3.      Information on Capgemini

Capgemini is a global business and technology transformation partner, helping organizations to accelerate their dual transition to a digital and sustainable world, while creating tangible impact for enterprises and society. It is a responsible and diverse group of 340,000 team members in more than 50 countries.

With its strong over 55-year heritage, Capgemini is trusted by its clients to unlock the value of technology to address the entire breadth of their business needs. It delivers end-to-end services and solutions leveraging strengths from strategy and design to engineering, all fueled by its market leading capabilities in AI, generative AI, cloud and data, combined with its deep industry expertise and partner ecosystem. The Capgemini Group reported 2024 global revenues of €22.1 billion.

Capgemini is organized under the laws of France and is listed on Euronext Paris under the symbol “CAP”. Capgemini’s head office is located at 11, rue de Tilsitt, 75017 Paris, France. Capgemini’s website is https://www.capgemini.com.

4.      Financing of the Acquisition and refinancing

The cash consideration payable to WNS Shareholders for the WNS Shares pursuant to the terms of the Acquisition will be funded by a combination of available cash on hand and committed debt financing on standard certain funds basis.

On July 6, 2025, Capgemini, as borrower, entered into a bridge term loan facilities agreement (the “Bridge Facilities Agreement”, as amended on July 16, 2025) with: (1) BNP Paribas, Citibank Europe PLC and HSBC Continental Europe, as underwriters; (2) BNP Paribas, Citibank N.A., London Branch and HSBC Continental Europe, as mandated lead arrangers and bookrunners; (3) Citibank Europe PLC, UK Branch, as agent; and (4) BNP Paribas, Citibank Europe PLC and HSBC Continental Europe, as original lenders.

The Bridge Facilities Agreement provides for, among other things:

(a)     an unsecured term loan facility in an aggregate amount of $3,700,000,000, the proceeds of which are to be applied, among other things, towards: (i) the financing (or refinancing) of any cash consideration to be paid pursuant to the Acquisition; (ii) the refinancing (in whole or in part) of WNS Group’s financial indebtedness (“WNS Group Indebtedness Refinancing”); (iii) the financing (or refinancing) of all costs and/or expenses incurred in connection with the WNS Group Indebtedness Refinancing and/or the Acquisition; and (iv) the financing (or refinancing) of WNS Group’s working capital needs (the “B1 Facility”); and

(b)    an unsecured term loan facility in an aggregate amount of €800,000,000, the proceeds of which are expected to be applied towards the refinancing of the redemption of bonds issued by Capgemini on June 23, 2020 in an initial amount of €800,000,000 which matured on June 23, 2025 (the “B2 Facility”, and together with the B1 Facility, the “Bridge Facilities”).

The Bridge Facilities have an initial maturity of twelve (12) months. Capgemini may, at its discretion, extend the initial maturity for two successive six (6) month periods.

The Bridge Facilities Agreement contains various customary representations, warranties, affirmative and negative covenants, events of default and voluntary and mandatory pre-payment terms. Underwriting fees, ticking fees and upfront fees, among other fees, are also payable under the terms of the Bridge Facilities Agreement. The agreement is governed by French law and is subject to the exclusive jurisdiction of the Tribunal de Commerce de Paris.

5.      WNS management team

Capgemini may offer certain members of WNS’ management team management positions at Capgemini with effect on or following the Effective Date. It is expected that any such appointee would be remunerated and incentivized in accordance with Capgemini’s applicable policies and practices.

6.      Current trading and prospects

For the fiscal year ending March 31, 2025, WNS reported revenue of $1,314.9 million and profit of $170.1 million.

For the subsequent three-month period ending June 30, 2025, WNS reported revenue of $353.8 million and profit of $21.8 million.

7.      WNS Share Plans

Under the Transaction Agreement, WNS and Capgemini have agreed that entitlements and awards under the WNS Share Plans shall be dealt with in the context of the Acquisition as summarized in this paragraph 7. Effective as of the Effective Time, all of the WNS Share Plans shall be terminated.

Restricted stock units of WNS

Effective as of the Effective Time (i) each award of WNS RSUs that is vested (or becomes vested by virtue of the Acquisition) and which is outstanding as of immediately prior to the Effective Time, and (ii) subject to execution of a written acknowledgment by the holder of WNS RSUs of the treatment of WNS RSUs, 20 per cent of each tranche of each award of WNS RSUs (based on maximum vesting for performance-vesting WNS RSUs) that is unvested and outstanding as of immediately prior to the Effective Time shall, in each case, be automatically cancelled and converted into the right of the holder thereof to receive an amount in cash, equal to the product of (i) the Consideration, multiplied by (ii) the number of WNS Shares subject to such award of WNS RSUs (based on maximum vesting for performance-vesting WNS RSUs), without interest and less any applicable Taxes and other applicable deductions (the “Company Incentive Consideration”). At or as soon as reasonably practicable following the Effective Time, WNS shall satisfy through its payroll systems or standard accounts payable procedures, as applicable, all amounts in respect of the Company Incentive Consideration payable to the applicable recipients thereof no later than the first payroll date to occur at least ten (10) Business Days following the Effective Time.

Upon the Effective Time, each award of WNS RSUs that is outstanding and unvested as of immediately prior to the Effective Time and that is not cancelled and converted into the right to receive the Company Incentive Consideration shall automatically be amended by the Transaction Agreement to provide for a contractual right to receive a cash payment in lieu of shares in an amount equal to the product of (i) the Consideration, multiplied by (ii) the number of WNS Shares subject to such unvested award of WNS RSUs (with any performance-based vesting conditions applicable to such award of WNS RSUs deemed earned assuming maximum achievement of all applicable performance goals) (each, a “Modified Unvested Award”). Each Modified Unvested Award shall remain subject to the same vesting terms and conditions that applied to the corresponding award of WNS RSUs immediately prior to the Effective Time (other than performance-vesting conditions) and shall become payable to the holder thereof in accordance with the original vesting schedule applicable to the corresponding WNS RSU (including, without limitation any applicable accelerated vesting provisions), without interest and less any applicable Taxes and other applicable deductions consistent with past practice.

8.      WNS transaction bonus program

In connection with the transactions contemplated by the Transaction Agreement, WNS has granted and may grant transaction bonuses to certain of its employees, such transaction bonuses not to exceed, in aggregate, an amount of $10,000,000, less applicable Taxes (which will be deducted via payroll). The transaction bonuses are intended to reward these employees’ efforts to facilitate the Acquisition and to incentivize such employees to work toward the consummation of the Acquisition, as contemplated by the Transaction Agreement. Certain of the transaction bonuses will become payable in full upon the Closing Date and others have/will become payable in two instalments, with 25 per cent having been paid upon signing of the Transaction Agreement and the remaining 75 per cent becoming payable upon the Closing Date, eligibility for transaction bonuses is subject to continued employment on the payment date. Certain recipients of the transaction bonuses under this transaction bonus program may have direct or indirect interests in WNS Shares.

Under this transaction bonus program, Mr. Keshav R. Murugesh, WNS’ Chief Executive Officer and a WNS Director (“Mr. Murugesh”), is eligible to receive and has been granted a transaction bonus in the amount of $1,000,000, 25 per cent of which was paid upon signing of the Transaction Agreement and the remaining 75 per cent of which will become payable upon the Closing Date (subject to continued employment on the payment date). No other WNS Director is entitled to any transaction bonus under the transaction bonus program.

9.      Irrevocable undertakings

Capgemini has received irrevocable undertakings from each of the WNS Directors to vote (or to procure the voting) in favour of the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting (or in the event that the Acquisition is to be effected by way of: (i) an Offer, to accept the Offer, or (ii) a Jersey Merger, to vote in favour of any resolutions to implement the Acquisition to be voted on at any general meeting or class meeting of WNS Shareholders and any meeting of WNS Shareholders convened by the Court in connection with the Jersey Merger) in respect of all of the WNS Shares of which they are the registered or beneficial holder, being an aggregate of 520,798 WNS Shares (representing, in aggregate, approximately 1.21 per cent of the issued share capital of WNS in issue on the Latest Practicable Date).

Further details of these irrevocable undertakings (including the circumstances in which they may lapse) are set out in paragraph 5 of Part VI (Additional Information) of this Document.

10.    Description of the Scheme and the Meetings

10.1  The Scheme

The Acquisition is to be implemented by means of a members’ scheme of arrangement between WNS and the Scheme Shareholders, pursuant to Articles 125 and 126 of the Jersey Companies Law, which requires the approval of WNS Shareholders at the Court Meeting and sanction of the Scheme by the Court. The Scheme is set out in full in Part IV (The Scheme of Arrangement) of this Document.

The purpose of the Scheme is to provide for Capgemini to become the holder of the entire issued and to be issued share capital of WNS. The Scheme involves an application by WNS to the Court to sanction the Scheme pursuant to which the Scheme Shares will be transferred to Capgemini or its nominee(s) in consideration for which the Scheme Shareholders on the register of members at the Scheme Record Time will receive the Consideration. The transfer of the Scheme Shares to Capgemini, provided for in the Scheme, will result in the entire issued and to be issued share capital of WNS being held by Capgemini and WNS becoming a wholly-owned subsidiary of Capgemini.

Prior to the Scheme Record Time, WNS may allot and issue WNS Shares pursuant to the vesting, settlement and/or exercise of awards under the WNS Share Plans. WNS will not issue any shares after the Scheme Record Time until the Scheme has become Effective.

The expected timetable of principal events for the Acquisition and Scheme is set out on page 12 of this Document. It is currently expected that the Scheme will become effective by the end of 2025, subject to the satisfaction or (where applicable) waiver of all the relevant Conditions.

10.2  WNS Meetings

Before the Court’s sanction can be sought for the Scheme, the Scheme requires approval by the passing of the Scheme Resolution at the Court Meeting. The Scheme Resolution must be approved by a majority in number of the WNS Shareholders representing 75 per cent or more of the votes cast by those WNS Shareholders who (being entitled to do so) vote, in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting).

In addition, one of the Conditions is that the Resolution must be passed at the General Meeting to authorise the WNS Directors to take all such action as they may consider necessary or appropriate for implementing the Scheme, including a resolution to amend the articles of association of WNS for the purpose of giving effect to the Scheme. The Resolution requires approval by two-thirds or more of the votes cast by those WNS Shareholders who (being entitled to do so) vote, in person or by proxy, at the General Meeting. The General Meeting will be held immediately after the Court Meeting.

Notices of the Court Meeting and the General Meeting are set out in Part VIII (Notice of Court Meeting) and Part IX (Notice of General Meeting) of this Document, respectively.

As set out in paragraph 9 of this Part II (Explanatory Statement) of this Document, Capgemini has received, in aggregate, irrevocable undertakings to vote (or to procure the voting) in favour of the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting in respect of all of the WNS Shares of which they are the registered or beneficial holder, being an aggregate of 520,798 WNS Shares representing, in aggregate, approximately 1.21 per cent of the issued share capital of WNS in issue on the Latest Practicable Date.

Entitlement to attend and vote at the Meetings and the number of votes which may be cast at the Meetings will be determined by reference to the register of members at the Voting Record Time. All holders of WNS Shares whose names appear on the register of members at the Voting Record Time, or, if any such Meeting is adjourned, on the register of members at 10.00 p.m. (London Time) on the date which is two Business Days before the date set for such adjourned meeting, will be entitled to attend and vote at the Court Meeting and the General Meeting in person or by proxy, in respect of the WNS Shares registered in their name at the relevant time.

The Chair of the relevant Meeting will ensure that relevant matters relating to the formal business of the Meeting are addressed in the relevant Meeting.

If WNS Shareholders are in any doubt as to whether or not they are permitted to vote at either the Court Meeting or the General Meeting or have any questions in relation to the completion and return of the Forms of Proxy, or voting online, please contact Computershare by phone at +1 (800) 736-3001 between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays.

(a)     Court Meeting

The Court Meeting has been convened at the direction of the Court for 2.00 p.m. (London Time) on August 29, 2025 for WNS Shareholders to consider and, if thought fit, approve the Scheme.

At the Court Meeting, voting will be by poll (and not on a show of hands) and each WNS Shareholder present, in person or by proxy, will be entitled to one vote for each WNS Share held as at the Voting Record Time. The Scheme Resolution must be approved by a majority in number of the WNS Shareholders representing 75 per cent or more of the votes cast by those WNS Shareholders who (being entitled to do so) vote, in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting).

The quorum for the Court Meeting consists of two WNS Shareholders present in person together representing not less than one-third of the total voting rights of all the WNS Shareholders entitled to vote at the Court Meeting. Under the Articles, ‘present in person’ in relation to general meetings of WNS and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting, WNS Shareholders are strongly advised to sign and return your Form of Proxy for the Court Meeting (or vote online) as soon as possible and in any event prior to the deadlines set out in this Document.

Neither the completion and return of the Form of Proxy relating to the Court Meeting, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the Court Meeting, if you are entitled to and wish to do so.

The WNS Shares represented by any valid Form of Proxy relating to the Court Meeting will be voted for or against, as the case may be, the Scheme Resolution at the Court Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Scheme Resolution and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the Court Meeting named in the Form of Proxy FOR the Scheme Resolution at the Court Meeting.

(b)    General Meeting

The General Meeting has been convened for 2.15 p.m. (London Time) on August 29, 2025, or as soon after that time as the Court Meeting has been concluded or adjourned, for WNS Shareholders to consider and, if thought fit, pass the Resolution.

The Resolution is proposed to approve:

•        giving the WNS Board the authority to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

•        amending the Articles as described in paragraph 10.3 below.

At the General Meeting, voting on the Resolution will be by poll (and not on a show of hands) and each WNS Shareholder present, in person or by proxy, will be entitled to one vote for each WNS Share held as at the Voting Record Time. The Resolution requires approval by two-thirds or more of the votes cast by those WNS Shareholders who (being entitled to do so) vote, in person or by proxy, at the General Meeting.

The quorum for the General Meeting consists of two WNS Shareholders present in person together representing not less than one-third of the total voting rights of all the WNS Shareholders entitled to vote at the General Meeting. Under the Articles, ‘present in person’ in relation to general meetings of WNS and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

Neither the completion and return of the Form of Proxy relating to the General Meeting, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the General Meeting if you are entitled to and wish to do so.

The WNS Shares represented by any valid Form of Proxy relating to the General Meeting will be voted for or against, as the case may be, the Resolution at the General Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Resolution and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the General Meeting named in the Form of Proxy FOR the Resolution at the General Meeting.

(c)     Court Sanction Hearing

Pursuant to Article 125 (2) of the Jersey Companies Law, the Scheme requires the sanction of the Court. The hearing by the Court to sanction the Scheme is currently expected to be held by the end of 2025 subject to the prior satisfaction or waiver of the other Conditions set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document.

WNS Shareholders are entitled to attend and be heard at the Court Sanction Hearing, either in person or through a Jersey advocate, to support or oppose the Scheme, and/or may also submit written statements regarding the Scheme for the Court’s consideration. Such statements can be made by writing to Mourant Ozannes (Jersey) LLP, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands marked “FAO James Hill/WNS Scheme” but must be received no later than 5.00 p.m. (London Time) on the day which is three Business Days prior to the Court Sanction Hearing. The Company will disclose the date of the Court Sanction Hearing by public announcement on WNS’ investor relations site at https://ir.wns.com and a filing with the SEC after it has been scheduled and not less than 14 days before the Court Sanction Hearing.

Beneficial Holders are entitled to switch from being a Beneficial Holder to a WNS Shareholder (so that the WNS Shares previously held by the relevant Intermediary will be held directly by them) by contacting their relevant Intermediary who can effect the switch in cooperation with the Company. By becoming a WNS Shareholder, they will then be entitled to attend and be heard at the Court Sanction Hearing, either in person or through a Jersey advocate, to support or oppose the Scheme, and/or may also submit written statements regarding the Scheme for the Court’s consideration. Such statements can be made by writing to Mourant Ozannes (Jersey) LLP, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands marked “FAO James Hill/WNS Scheme” but must be received no later than 5.00 p.m. (London Time) on the day which is three Business Days prior to the Court Sanction Hearing.

Following sanction of the Scheme by the Court, the Scheme will become effective in accordance with its terms upon a copy of the Court Order being delivered to the Registrar of Companies.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders (including all Beneficial Holders as at the Scheme Record Time), irrespective of whether or not they attended the Meetings or voted in favour of, or against, the Scheme Resolution at the Court Meeting or in favour of, or against, or abstained from voting on the Resolution at the General Meeting.

If the Scheme does not become Effective by the Long Stop Date, the Scheme will not become Effective and the Acquisition will not proceed.

10.3  Amendments to the Articles

It is proposed, in the Resolution, to amend the Articles to ensure that any WNS Shares issued under the WNS Share Plans or otherwise issued, transferred out of treasury or transferred to any person (other than Capgemini or its nominee(s)) between the Voting Record Time and the Scheme Record Time will be subject to the Scheme. It is also proposed to amend the Articles so that any WNS Shares issued, transferred out of treasury or transferred to any person (including on an exercise of an option over such shares) other than Capgemini or its nominee(s) at or after the Scheme Record Time will be automatically acquired by Capgemini on the same terms as under the Scheme (other than terms as to timing and formalities).

The Resolution set out in the notice of the General Meeting in Part IX (Notice of General Meeting) of this Document seeks the approval of WNS Shareholders for such amendments.

10.4  Entitlement to vote at the Meetings

All holders of WNS Shares whose names appear on the register of members at the Voting Record Time (expected to be 10.00 p.m. (London Time) on August 27, 2025) will be entitled to attend and vote on all resolutions to be put to the Court Meeting and the General Meeting (as applicable) (in each case, in person or by proxy). If either Meeting is adjourned, only WNS Shareholders on the register of members at 10.00 p.m. (London Time) on the day which is two Business Days before the adjourned meeting will be entitled to attend and vote (in each case, in person or by proxy). Each eligible WNS Shareholder is entitled to appoint a proxy or proxies to attend and, on a poll, to vote, instead of him or her. A proxy need not be a WNS Shareholder.

Neither the completion and return of the Forms of Proxy, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the Court Meeting or the General Meeting if you are entitled to and wish to do so.

The WNS Shares represented by any valid Form of Proxy will be voted for or against, as the case may be, the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Scheme Resolution and the Resolution, and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the Court Meeting or the General Meeting named in the Form of Proxy, as applicable, FOR the Scheme Resolution at the Court Meeting and in favour of the Resolution to be proposed at the General Meeting.

As further described in paragraph 20.2 of this Part II (Explanatory Statement), Beneficial Holders (being holders of a book entry, beneficial or otherwise controlling voting and economic interest in a WNS Share the legal ownership of which is held on their behalf by an Intermediary, and whose names do not therefore appear in the register of members) will not be entitled to attend, speak at, vote at or otherwise participate in either the Court Meeting or the General Meeting.

Beneficial Holders as of the Beneficial Holder Record Time will be entitled to instruct their broker or other Intermediary how to vote the WNS Shares in which they have a beneficial interest by completing and signing the materials provided to them in accordance with the instructions provided to them by their broker or other Intermediary.

If WNS Shareholders are in any doubt as to whether or not they are permitted to vote at either the Court Meeting or the General Meeting or have any questions in relation to the completion and return of the Forms of Proxy, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Further information on the actions to be taken is set out on pages 8 to 11 and at paragraph 20 of Part II (Explanatory Statement) of this Document.

10.5  Modifications to the Scheme

The Scheme contains a provision for WNS and Capgemini jointly to consent (on behalf of all persons concerned) to any modification of, or addition to, the Scheme or to any condition which the Court may approve or impose. The Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of any such modification, addition or condition. It would be for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in those circumstances.

10.6  Conditions to the Acquisition

The Conditions to the Acquisition are set out in full in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, and the Scheme shall only become Effective, if, among other things, the following events occur on or before the Long Stop Date. In summary, the Acquisition is conditional upon, among other things:

(a)     the expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, under the U.K. Financial Services and Markets Act 2000, as amended, and under relevant antitrust, and competition legislation required in certain other jurisdictions;

(b)    the sanctioning of the Scheme by the Court;

(c)     the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Acquisition;

(d)    the accuracy of each of Capgemini’s and WNS’ representations and warranties, subject to certain materiality qualifiers set forth in the Transaction Agreement;

(e)     the performance or compliance in all material respects with each of WNS’ and Capgemini’s obligations under the Transaction Agreement;

(f)     no occurrence of any WNS Material Adverse Effect; and

(g)    the approval of the Scheme by the requisite majority of WNS Shareholders, as relevant, at the Court Meeting and the General Meeting.

Provided, however, that the deadline for the Scheme to become Effective may be extended by agreement between WNS and Capgemini.

Upon the Scheme becoming Effective: (i) it shall be binding on all WNS Shareholders (including all Beneficial Holders as at the Scheme Record Time), irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting and, if they attended and voted, whether or not they voted in favour of or against the resolutions proposed at the Meetings; and (ii) share certificates and DRS statements in respect of WNS Shares will cease to be valid and should be destroyed, and entitlements to WNS Shares held through DTC will be cancelled.

10.7  Permitted Switch to an Offer

Under the terms of the Transaction Agreement, Capgemini may elect, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delayed), to implement the Acquisition by way of an Offer (rather than by way of a Scheme).

In the event Capgemini and WNS agree to implement the Acquisition by way of an Offer, in accordance with the terms of the Transaction Agreement, the Offer will be made in accordance with the terms and conditions of the Transaction Agreement (with any additions, deletions, modifications or amendments to such terms and conditions as may be necessary solely as a result of a switch from the Scheme to the Offer). If the Acquisition is implemented by way of an Offer the acceptance condition to the Offer shall be set at 90 per cent (or such lesser percentage as Capgemini and WNS may agree) of the WNS Shares to which the Offer relates.

Following a decision to implement the Acquisition by way of an Offer, the irrevocable and unconditional undertakings received by Capgemini would continue to apply, requiring the shareholders who have entered into such undertakings to accept the Offer. Further details of these irrevocable undertakings (including the circumstances in which they may lapse) are set out in paragraph 5 of Part VI (Additional Information) of this Document.

10.8  Permitted Switch to a Jersey Merger

Under the terms of the Transaction Agreement, Capgemini may elect, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delayed), to implement the Acquisition by way of a Jersey Merger (rather than by way of the Scheme) (a “Permitted Switch”).

In the event of a Permitted Switch, in accordance with the terms of the Transaction Agreement, the parties shall enter into the Jersey Merger Agreement for the Jersey Merger on substantially the same terms as the Transaction Agreement but modified or amended insofar as is necessary solely as a result of the Permitted Switch and otherwise to incorporate the information required by Article 127D of the Jersey Companies Law and convene the relevant meeting(s) of the Company in order to pass the relevant WNS shareholder resolutions to approve the Jersey Merger.

Following a Permitted Switch, the irrevocable and unconditional undertakings received by Capgemini would continue to apply, requiring the shareholders who have entered into such undertakings to vote (or procure the vote) in favour of any resolutions to implement the Acquisition to be voted on at any general meeting or class meeting of WNS Shareholders and any meeting of WNS Shareholders convened by the Court in connection with the Jersey Merger. Further details of these irrevocable undertakings (including the circumstances in which they may lapse) are set out in paragraph 5 of Part VI (Additional Information) of this Document.

11.    Acquisition-related arrangements

11.1  Transaction Agreement

Each of Capgemini and WNS entered into the Transaction Agreement on July 6, 2025 in connection with the Acquisition.

The Transaction Agreement contains customary representations and warranties from WNS and Capgemini for a transaction of this type. It also contains customary covenants for a transaction of this type, including covenants providing for each of the parties to use their reasonable best efforts to consummate the Acquisition as promptly as reasonably practicable, and covenants requiring WNS, subject to certain exceptions: (i) to conduct its business in the ordinary course of business consistent with past practice during the period between the execution of the Transaction Agreement and the earlier of the Effective Date and the date of termination of the Transaction Agreement; and (ii) not to solicit or encourage any proposals relating to alternative transactions, or enter into or participate in any discussions or negotiations with, or provide any non-public information to, any person with respect thereto, subject to certain customary exceptions to permit the WNS Board to comply with their statutory or fiduciary duties under the laws of Jersey.

Under the Transaction Agreement, completion of the Acquisition is expected to be implemented by means of a scheme of arrangement under the laws of Jersey and is subject to the satisfaction (or, where applicable, waiver) of the Conditions. Capgemini’s obligations under the Transaction Agreement are not subject to any financing condition.

As further described in paragraphs 10.7 and 10.8 of this Part II (Explanatory Statement) of this Document, under certain circumstances Capgemini may elect, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delayed), to implement the Acquisition by way of a Jersey Merger or by way of an Offer in accordance with the terms of the Transaction Agreement rather than a Scheme.

Under the Transaction Agreement, Capgemini is entitled to receive a termination fee of $118 million from WNS if the Transaction Agreement is terminated by WNS under certain specified circumstances, including if WNS terminates to accept an alternative acquisition proposal, which the WNS Board, after taking advice from WNS’ financial and legal advisors and giving Capgemini an opportunity to improve the terms of the Acquisition, determines to be superior to the Acquisition proposal and that failure to accept would breach the statutory and fiduciary duties of the WNS Board.

11.2  Confidentiality Agreement

Capgemini and WNS entered into a confidentiality letter on March 16, 2025 (the “Confidentiality Agreement”) pursuant to which Capgemini has undertaken, among other things, to keep confidential information relating to WNS and not to disclose it to third parties (other than permitted recipients) unless, among other circumstances, required by law, regulations or the rules of any stock exchange on which either party has securities listed. These obligations will remain in force for 18 months from the date of the Confidentiality Agreement. The Confidentiality Agreement further includes customary non-solicitation and standstill obligations on Capgemini.

12.    Compensation Arrangements of WNS Group Chief Executive Officer

Change of control — equity

Pursuant to the terms of the employment agreement between WNS and Mr. Murugesh (the “Employment Agreement”) and each applicable award agreement in relation to the grant of WNS RSUs to Mr. Murugesh, upon a Change in Control (as defined in the Company’s 2016 Incentive Award Plan), all unvested WNS RSUs awarded to Mr. Murugesh (namely, 402,249 WNS RSUs as of the Latest Practicable Date) will automatically accelerate and be deemed vested.

Effective as of July 22, 2025, WNS and Mr. Murugesh agreed to extend the term of his employment with WNS until the earlier of August 5, 2026 or the Closing Date, on substantially the same terms and conditions of employment as in the Employment Agreement.

It is expected that the completion of the Acquisition will constitute a change of control for the purposes of the Company’s 2016 Incentive Award Plan.

13.    Re-Registration and de-listing

Prior to the Scheme becoming Effective, a request will be made by WNS to the NYSE to cancel the listing of and trading in WNS Shares on its market for listed securities to take effect on, or shortly after, the Effective Date.

Upon the Effective Date, share certificates and DRS statements in respect of WNS Shares will cease to be valid and should be destroyed, and entitlements to WNS Shares held through DTC will be cancelled.

As soon as practicable after the Effective Date and after the cancellation of listing of and trading in WNS Shares on the NYSE’s market for listed securities, it is intended that WNS will be re-registered as a private company limited by shares.

14.    WNS Directors and the effect of the Scheme on their interests

Details of the interests of the WNS Directors in the share capital of WNS, and awards in respect of such share capital, are set out in paragraph 4 of Part VI (Additional Information) of this Document (which is incorporated by reference in full into this explanatory statement). All WNS RSUs held by WNS Directors shall become vested in full in connection with the Acquisition. WNS Shares held by WNS Directors will be subject to the Scheme.

Except as specified in the paragraph above and the transaction bonus for Mr. Murugesh described in paragraph 8 of this Part II (Explanatory Statement) of this Document, the effect of the Scheme on the interests of the WNS Directors does not differ from the effect of the Scheme on the interests of other persons.

15.    Settlement

Subject to the Scheme becoming Effective, settlement of the Consideration to which any Scheme Shareholder is entitled will be effected in the manner set out below.

Prior to closing of the Acquisition, Capgemini will select a nationally recognized bank or trust company reasonably acceptable to WNS to act as paying agent for the payment of the Consideration (“Paying Agent”) and enter into a paying agent agreement, in form and substance reasonably acceptable to WNS, with such Paying Agent. Capgemini will pay all costs, fees and expenses incurred in connection with the retention and engagement of the Paying Agent. On the Closing Date, Capgemini will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the WNS Shareholders, cash in an amount equal to the aggregate Consideration net of any required withholding of Taxes. All cash deposited with the Paying Agent pursuant to the preceding sentence is referred to as the “Payment Fund.”

As promptly as reasonably practicable after the Effective Time, and in any event within three Business Days after the Effective Time, Capgemini will direct the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding WNS Shares (the “Certificates”) or non-certificated Scheme shares represented by book-entry (the “Book-Entry Shares”) that is entitled to receive the Consideration a letter of transmittal, which will be in such form and have such other provisions as Capgemini and the Paying Agent may reasonably specify. The Paying Agent agreement will require that each holder of WNS Shares that have been converted into the right to receive the Consideration (less any required deduction for Tax) will be entitled to receive the Consideration in respect of the WNS Shares represented by a Certificate, within two Business Days upon delivery to the Paying Agent of a duly completed and validly executed letter of transmittal, or receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, and, in each case, delivery to the Paying Agent of such other information and documents as may be reasonably requested by the Paying Agent. The Paying Agent will accept such letters of transmittal, “agent’s message” with respect to Book-Entry Shares or other documents upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect orderly payments of the Consideration in accordance with normal payment practices. Payment of the Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered. Each Certificate and Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Consideration as contemplated by the Transaction Agreement, without interest thereon. Any portion of the Payment Fund which has not been transferred to the holders of WNS Shares within 12 months of the Effective Time will be delivered to Capgemini or its designee(s) promptly upon request by Capgemini, it being understood that no such delivery will affect any legal right that a WNS Shareholder may have to receive the Consideration. None of Capgemini, WNS or the Paying Agent or any of their respective affiliates or representatives or agents will be liable to any person in respect of any Consideration (or dividends or distributions with respect thereto) from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to the Buyer and the Paying Agent), the Consideration payable in respect thereof; provided, however, that Capgemini may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Capgemini may direct as indemnity against any claim that may be made against Capgemini and its Subsidiaries or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

16.    Taxation

This summary is intended as a general guide only and is not tax advice. If you are in any doubt as to your tax position, or if you are subject to taxation in any jurisdiction other than Jersey, the United States or India, you should consult an appropriately qualified independent professional tax adviser.

WNS assumes no responsibility to inform WNS Shareholders of new laws, interpretations of law, or court decisions, any of which may take effect retroactively, that does or may cause any statement in this section below to be inaccurate.

16.1  Jersey taxation

The comments set out below are intended as a general guide only to certain Jersey stamp duty and transfer tax considerations applicable to the Scheme and do not constitute tax advice. Specifically, the comments do not deal with any other Jersey tax considerations which may be relevant for WNS Shareholders who are resident in Jersey.

Under current Jersey tax legislation, no stamp duty or other transfer tax is chargeable on the transfer of shares in a Jersey company unless such transfer conveys the right to occupy Jersey property. Therefore, no Jersey stamp duty or transfer tax is expected to be payable by Scheme Shareholders on the transfer of their Scheme Shares.

16.2  US federal income taxation

The following is a discussion of the material US federal income tax consequences of the receipt of cash consideration in exchange for Scheme Shares pursuant to the Scheme, but does not purport to be a complete analysis or description of all potential US federal income tax consequences of the Scheme. This discussion is based upon the provisions of the US Internal Revenue Code of 1986, as amended (the “Code”), the US Treasury Regulations promulgated thereunder, judicial decision, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of hereof and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. The IRS may not agree with the Tax consequences described in this discussion.

This discussion assumes that holders of Scheme Shares hold their Scheme Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of US federal income taxation that may be relevant to a holder of Scheme Shares in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Scheme Shares subject to special treatment under the US federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-US currencies, traders in securities who elect mark-to-market methods of accounting, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, holders who hold their Scheme Shares as part of a hedge, straddle, constructive sale or conversion transaction, US holders (as defined below) whose functional currency is not the US dollar, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code), holders who acquired their Scheme Shares through the exercise of an employee stock option or otherwise as compensation and holders who hold (directly, indirectly or constructively) 10 per cent or more of the Scheme Shares. In addition, this discussion does not address any Tax consequences arising under the laws of any state, local or non-US jurisdiction or US federal non-income tax consequences (e.g., the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code). This discussion also does not address any Tax consequences arising under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”). This discussion also assumes that the Permitted Switch is not implemented.

If an entity or arrangement which is treated as a partnership for US federal income tax purposes holds Scheme Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Scheme Shares, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular Tax consequences to them (including the application and effect of any state, local or non-US income and other tax laws) of the receipt of cash consideration in exchange for Scheme Shares pursuant to the Scheme.

For purposes of this discussion, and the discussion set forth in paragraph 5 of Part IV of this Document, the term “US holder” means a beneficial owner of Scheme Shares that is, for US federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including any entity treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more US persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable US Treasury Regulations to be treated as a US person for US federal income tax purposes; or

•        an estate, the income of which is subject to US federal income tax regardless of its source.

A “non-US holder” is a beneficial owner (other than a partnership or an entity classified as a partnership for US federal income tax purposes) of Scheme Shares that is not a US holder.

(a)    Material US Federal Income Tax Consequences of the Scheme to US holders

The receipt of cash consideration in exchange for Scheme Shares pursuant to the Scheme will be a taxable transaction for US federal income tax purposes. A US holder generally will recognize gain or loss for US federal income tax purposes equal to the difference, if any, between (i) the amount of cash consideration received pursuant to the Scheme and (ii) such US holder’s adjusted tax basis in the Scheme Shares surrendered in exchange therefor, as applicable. Subject to the discussion below concerning the “passive foreign investment company” rules, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Scheme. Long-term capital gains for certain non-corporate US holders, including individuals, are currently generally eligible for a reduced rate of US federal income taxation. The deductibility of capital losses is subject to limitations.

If a US holder acquired different blocks of Scheme Shares at different times or at different prices, such US holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Scheme Shares.

A non-US corporation, such as WNS, will be classified as a “passive foreign investment company” (a “PFIC”) for any taxable year if, after the application of certain “look-through” rules, (i) at least 75 per cent of its gross income is “passive income” as that term is defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, or gains on the disposition of certain minority interests), or (ii) at least 50 per cent of the average value of its assets consists of assets that produce, or are held for the production of, “passive income.” WNS is not expected to be classified as a PFIC for US federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. If WNS were classified as a PFIC for any taxable year during which a US holder held WNS Shares such classification could result in adverse tax consequences to such US holder, and different US federal income tax consequences from those described above may apply to the receipt of cash consideration by such US holder in exchange for Scheme Shares. These consequences may include having gains realized on the receipt of cash consideration in exchange for Scheme Shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains. US holders should consult their own tax advisors regarding the potential application of the PFIC rules to their disposition of Scheme Shares in connection with the Scheme.

(b)    Material US Federal Income Tax Consequences to Non-US holders

Subject to the discussion under paragraph 16.2(c) below any gain recognized on the receipt of cash consideration pursuant to the Scheme by a non-US holder generally will not be subject to US federal income tax unless (i) the gain is effectively connected with a US trade or business of such non-US holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-US holder), in which case the non-US holder generally will be subject to Tax on such income or gain in the same manner as a US holder and, if the non-US holder is a non-US corporation, such corporation may be subject to branch profits tax at the rate of 30 per cent on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty), or (ii) the non-US holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the Scheme and certain other conditions are met, in which case the non-US holder generally will be subject to tax at a 30 per cent rate (or a lower applicable income tax treaty rate) on any such US source gain (other than gain effectively connected with a US trade or business), which may be offset by US source capital losses.

(c)     Information Reporting and Backup Withholding

Holders of Scheme Shares may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24 per cent) with respect to consideration received pursuant to the Scheme. Backup withholding generally will not apply if such holder properly establishes an exemption (including by establishing its status as a non-US holder) or provides its correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional Tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a holder’s US federal income Tax liability, if any; provided that such holder furnishes the required information to the IRS in a timely manner. Holders should consult their own tax advisors regarding the information reporting and backup withholding requirements in connection with their receipt of consideration pursuant to the Scheme.

16.3  Indian taxation

This section describes the material Indian income tax consequences of ownership and disposition of the Scheme Shares for WNS Shareholders, in accordance with the provisions of the (Indian) Income Tax Act, 1961, as amended (the “IT Act”). Taxability in India under the IT Act varies for WNS Shareholders who are resident in India pursuant to the IT Act (“Indian Resident Investors”) and for those who are not resident in India pursuant to the IT Act (“Non-Resident Investors”).

This section is based upon the provisions of the IT Act that are in effect as of the date of this Document and upon the interpretations thereof as pronounced in the relevant judicial precedents (if any). The IT Act may be interpreted differently and may be altered or amended, possibly with retroactive effects.

This information is for general purposes only and is not tax advice. It cannot be assured that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Withholding Tax Obligation on Capgemini

Pursuant to the Transaction Agreement, Capgemini is entitled to deduct and withhold from the Consideration payable to any Scheme Shareholder such amount, if any, as is required to be deducted and withheld under the IT Act as may be reasonably determined by Capgemini, provided, however, that before any such withholding or deduction, Capgemini shall take into account all information, declarations, claims for treaty benefits and documentation furnished by a Scheme Shareholder (to the reasonable satisfaction of Capgemini) in determining the Taxes, if any, that are required to be deducted and withheld from the Consideration payable to such Scheme Shareholder. Further information on this withholding tax obligation is set out below.

(a)    Indian Resident Investors

Scheme Shareholders who are Indian Resident Investors are liable for Taxes levied upon their global income in India. Subject to the following paragraph, Capgemini is not required to withhold any Tax under the IT Act for the Indian Resident Investors.

With respect to any Scheme Shareholder that is an Indian Resident Investor, Capgemini will not deduct or withhold any Taxes under the IT Act from the Consideration paid or payable to such Scheme Shareholder so long as such Scheme Shareholder furnishes a self-declaration to Capgemini (in such form as mutually agreed between WNS and Capgemini) confirming their status as an Indian Resident Investor. For Scheme Shareholders who are required to furnish a letter of transmittal to the Paying Agent as described in paragraph 15 of this Part II (Explanatory Statement) of this Document, the self-declaration shall be included in such letter of transmittal. If a Scheme Shareholder that is an Indian Resident Investor does not furnish such a self-declaration, Capgemini may exercise its discretion, acting reasonably, to withhold Taxes, if any, that are deductible in accordance with the IT Act from the Consideration payable to such Scheme Shareholder.

(b)    Non-Resident Investors

Under Section 195 of the IT Act, a person making a payment to a Non-Resident Investor (such person, a “Payer”) is required to deduct Tax at the applicable rates at the time of payment or at the time of credit, whichever is earlier, if such payment is taxable in India. Therefore, if the payment made by the Payer is chargeable to Tax in India, the Payer would be required to deduct Tax on any such payments at either: (i) the rates in force in India as per the IT Act; or (ii) the rates under any applicable tax treaty. Capital gains arising to a Non-Resident Investor as a result of the transfer of the Scheme Shares to Capgemini as a result of the Acquisition are chargeable to Tax in India pursuant to the indirect transfer provisions under Section 9 of the IT Act, subject to the exemptions set out in the following paragraphs in this section. Accordingly, Capgemini, as a Payer purchasing Scheme Shares from any Scheme Shareholder who is a Non-Resident Investor, must withhold Taxes if such Scheme Shareholder is liable for Indian taxes on the Acquisition.

Please note that, a Payer has an obligation to withhold Taxes only when the capital gains arising on such a transfer is taxable in India. Further, if the Non-Resident Investor has a reduced Tax burden due to a tax treaty, then Indian law requires a Payer to obtain certain prescribed information and documents from the Non-Resident Investor, which the Non-Resident Investor should maintain and furnish to the Payer to determine the Taxes to be withheld in India under the IT Act.

The provisions of the IT Act provide for a tax exemption from capital gains arising to the Non-Resident Investors who are “small shareholders” in case of an indirect transfer under Section 9 of the IT Act. A Scheme Shareholder is a “small shareholder” if they are: (i) a Non-Resident Investor; and (ii) individually, or together with any of their associated enterprises (as defined under the IT Act), at any time in the twelve months preceding the Closing Date, have not held: (A) the right of management or control in relation to WNS; or (B) the voting power or share capital or interests exceeding five per cent of the total voting power or total share capital or total interests in WNS (or any other entity that directly owns assets situated in India) (a “Small Shareholder”).

With respect to any Scheme Shareholder that is a Small Shareholder, Capgemini will not deduct or withhold any Taxes under the IT Act from the Consideration paid or payable to such Scheme Shareholder so long as such Scheme Shareholder furnishes a self-declaration to Capgemini (in such form as mutually agreed between WNS and Capgemini) confirming their status as a Small Shareholder. For Scheme Shareholders who are required to furnish a letter of transmittal to the Paying Agent as described in paragraph 15 of this Part II (Explanatory Statement) of this Document, the self-declaration shall be included in such letter of transmittal. If a Scheme Shareholder that is a Small Shareholder does not furnish such a self-declaration, Capgemini may exercise its discretion, acting reasonably, to withhold Taxes, if any, that are deductible in accordance with the IT Act from the Consideration payable to such Scheme Shareholder.

With respect to any Scheme Shareholder that is not a Small Shareholder or an Indian Resident Investor (which shall be determined by Capgemini based on self-declaration furnished by a Scheme Shareholder), Capgemini shall compute and withhold Taxes in accordance with the IT Act by considering the information, declarations, claims for tax treaty benefits, and other relevant documentation furnished by such Scheme Shareholder (to the reasonable satisfaction of Capgemini). However, if Capgemini does not receive such information and documents from such Scheme Shareholder (to Capgemini’s reasonable satisfaction), Capgemini shall compute and withhold Taxes in accordance with the IT Act (as may be determined by Capgemini acting reasonably and based on the information available to Capgemini) from the Consideration payable to such Scheme Shareholder.

17.    Overseas Shareholders

17.1  General

This Document has been prepared for purposes of complying with the laws of Jersey and the United States and the rules of the SEC, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside Jersey and the United States. This Document is not a prospectus, or a prospectus exempted document.

The release, publication or distribution of this Document in, into or from jurisdictions other than Jersey or the United States may be restricted by the law or regulations of such jurisdictions, and any use in the United States may be subject to applicable United States laws and regulations. WNS Shareholders who are not resident in Jersey or the United States or WNS Shareholders who are subject to the laws of other jurisdictions should inform themselves of, and observe, any applicable requirements. In particular, the ability of Overseas Shareholders to vote their Scheme Shares with respect to the Scheme Resolution at the Court Meeting, or to appoint another person as proxy to vote at the Court

Meeting on their behalf may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

As regards Overseas Shareholders, the Acquisition may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other Taxes due in such jurisdiction.

Unless otherwise determined by Capgemini, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction or any other jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Scheme Resolution at the Court Meeting or the Resolution at the General Meeting by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Document will not be and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction, and persons receiving all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. This document does not constitute an offer or an invitation to purchase or subscribe for any securities, or a solicitation of an offer to buy any securities, pursuant to the document or otherwise, in any jurisdiction in which such offer or solicitation is unlawful.

Overseas Shareholders are encouraged to consult their local tax and legal advisors with respect to the legal and tax consequences of the Scheme.

Neither WNS nor the Acquisition is subject to the requirements of the UK Takeover Code or the jurisdiction of the Panel.

17.2  Additional information for US investors

The Acquisition is being made to acquire the securities of a Jersey company that is a “foreign private issuer” as defined under Rule 3b-4(c) under the US Exchange Act, and will be made by means of a members’ scheme of arrangement provided for under Jersey Companies Law. A transaction effected by means of a members’ scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement, which differ from the disclosure requirements of the US tender offer rules and proxy solicitation rules and the US Securities Act. If, in the future, Capgemini and WNS mutually agree to implement the Acquisition by way of either a Jersey Merger or an Offer, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act.

The receipt of cash consideration by a US holder for the transfer of its Scheme Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes and under applicable United States state and local laws. In addition, WNS Shareholders may be required to provide an applicable IRS Form W-8 or W-9 in order to prevent any backup withholding tax on the cash consideration. Each WNS Shareholder is urged to consult their independent professional adviser immediately regarding the Tax consequences of the Acquisition applicable to them, including under applicable United States state and local laws.

WNS is formed under the laws of Jersey. In addition, some or all of its officers and directors reside outside the US, and some or all of its assets are or may be located in jurisdictions outside the US. Therefore, investors may have difficulty effecting service of process within the US upon those persons or recovering against WNS or its officers or directors on judgments of US courts, including judgments based upon the civil liability provisions of US federal securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment. It may not be possible to sue WNS or its officers or directors in a non-US court for violations of US securities laws.

None of the securities referred to in this Document have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this Document. Any representation to the contrary is a criminal offence in the United States.

18.    No Appraisal Rights

If Scheme Shareholders approve the Scheme at the Court Meeting and the Court sanctions the Scheme, then, subject to the Scheme becoming Effective in accordance with its terms, the Scheme will be binding on all Scheme Shareholders (including all Beneficial Holders as at the Scheme Record Time), including those who did not vote or who voted against it at the Court Meeting. If Scheme Shareholders approve the Scheme and the Court sanctions the Scheme, no Scheme Shareholder will have “dissenters” or “appraisal” rights or otherwise have any right to seek a court appraisal of the value of Scheme Shares. If the Scheme becomes Effective, all Scheme Shareholders will receive the Consideration.

19.    Further information

The terms of the Scheme are set out in full in Part IV (The Scheme of Arrangement) of this Document. Your attention is also drawn to the further information contained in this Document, all of which forms part of this Explanatory Statement, and, in particular, to the Conditions set out in Part A of Part III (Conditions to the Implementation of the Scheme and to the Acquisition), and the additional information set out in Part VI (Additional Information) of this Document.

20.    Actions to be taken

20.1  WNS Shareholders

Please check that you have received the following:

•        a Form of Proxy in respect of the Court Meeting on August 29, 2025; and

•        a Form of Proxy in respect of the General Meeting on August 29, 2025.

If WNS Shareholders have not received any of these documents, please contact the shareholder helpline on the number indicated below.

Whether or not you intend to attend the Court Meeting and/or the General Meeting, please submit your proxies to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn:    Mourant Secretaries (Jersey) Limited) as soon as possible and in any event by the relevant proxy deadline.

(a)     Sending Forms of Proxy by mail

WNS Shareholders are requested to complete and sign the Forms of Proxy in accordance with the instructions printed thereon and return them to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited), so as to be received as soon as possible and in any event not later than the relevant times set out below:

Forms of Proxy relating to the Court Meeting 2.00 p.m. (London Time) on August 27, 2025

Forms of Proxy relating to the General Meeting 2.15 p.m. (London Time) on August 27, 2025

or, if a Meeting is adjourned, not later than 48 hours before the time fixed for the adjourned Meeting.

If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting. If the Form of Proxy relating to the General Meeting is not lodged by the relevant time, it will be invalid.

If you receive more than one Form of Proxy because you own WNS Shares registered in different names or addresses, each Form of Proxy should be completed and returned in respect of each name and address.

(b)    Voting online

WNS Shareholders may also vote online following the instructions set out in the Forms of Proxy, instead of submitting the relevant Forms of Proxy by mail. Votes submitted online must be received not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the General Meeting).

(c)     Attendance at the Meetings

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting in person, WNS Shareholders are strongly advised to sign and return your Form of Proxy for the Court Meeting (or vote online) as soon as possible and in any event prior to the deadlines set out in this Document.

The Scheme will require approval at a meeting of WNS Shareholders convened with the permission of the Court to be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom, with WNS Shareholders able to attend and participate in person at 2.00 p.m. (London Time) on August 29, 2025. Implementation of the Scheme will also require approval of the Resolution to be proposed at the General Meeting. The General Meeting will be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom with WNS Shareholders also able to attend and participate in person at 2.15 p.m. (London Time) on August 29, 2025 (or as soon thereafter as the Court Meeting concludes or is adjourned).

Neither the completion and return of the Forms of Proxy, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the Court Meeting or the General Meeting if you are entitled to and wish to do so.

The WNS Shares represented by any valid Form of Proxy will be voted for or against, as the case may be, the Scheme Resolution at the Court Meeting and the Resolution at the General Meeting, in accordance with the specific instructions made by the WNS Shareholder on any voting card that may be called for with respect to the Scheme Resolution and the Resolution, and where a choice is specified in respect of any matter to be acted upon, will be voted or withheld from voting in accordance with the specification made on any voting card that may be called for. In the absence of any such specific instructions, such WNS Shares will be voted by the Chair of the Court Meeting or the General Meeting named in the Form of Proxy, as applicable, FOR the Scheme Resolution at the Court Meeting and in favour of the Resolution to be proposed at the General Meeting.

(d)    Shareholder Helpline

If WNS Shareholders have any questions about the Meetings or the completion and return of the Forms of Proxy, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

20.2  Beneficial Holders

The information set forth in this section is of importance to Beneficial Holders, as a substantial number of WNS Shares are held by Intermediaries on behalf of Beneficial Holders. Beneficial Holders should note that only proxies deposited by WNS Shareholders (that is, individuals or entities whose names appear on the records maintained by the transfer agent for the WNS Shares as registered holders of WNS Shares) will be recognised and acted upon at the Court Meeting and General Meeting. If WNS Shares are listed in an account statement provided to a Beneficial Holder by an Intermediary, those WNS Shares will, in all likelihood, be registered in the name of the Intermediary (or its agent). The vast majority of such WNS Shares are registered under the name of Cede & Co., as nominee for DTC.

The Meeting Materials will be sent to each Beneficial Holder by or on behalf of the Intermediary that holds WNS Shares on their behalf. Intermediaries will typically use a service company to forward the Meeting Materials. The majority of Intermediaries now delegate responsibility for obtaining shareholder instructions from clients to Broadridge. Broadridge typically mails a Voting Instruction Form in lieu of the Form of Proxy. Beneficial Holders are requested to vote in accordance with the instructions set forth in the Voting Instruction Forms. Broadridge will provide aggregate WNS Shareholder voting instructions to the relevant Intermediary (or its tabulation agent), which will tabulate the results for the Court Meeting and General Meeting and provide appropriate instructions with respect to the voting of the WNS Shares to be represented at the Court Meeting and the General Meeting or the reconvening of any adjourned or postponed meeting.

Applicable securities regulatory policy requires Intermediaries, on receipt of materials that seek voting instructions from Beneficial Holders indirectly, to seek voting instructions from Beneficial Holders in advance of meetings of security-holders. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their wishes are expressed at the Court Meeting and the General Meeting or the reconvening of any adjourned or postponed meeting. Often, the form of proxy supplied to a Beneficial Holder by its broker is identical to the form of proxy provided to WNS Shareholders; however, its purpose is limited to instructing the relevant WNS Shareholder that is an Intermediary on how to vote on behalf of the Beneficial Holder. In the ordinary course, Beneficial Holders’ securities can only be voted by their Intermediaries in accordance with the Beneficial Holders’ instructions. Beneficial Holders should carefully follow the instructions provided by their Intermediaries in order to ensure that their wishes in respect of the WNS Shares that they control are reflected at the Court Meeting and General Meeting or the reconvening of any adjourned or postponed meeting.

Beneficial Holders of WNS Shares are strongly advised to vote in accordance with the instructions sent to them by their Intermediary.

Beneficial Holders will not be entitled to attend, speak at, vote at, or otherwise participate in either the Court Meeting or the General Meeting.

Beneficial Holders as of the Beneficial Holder Record Time will however be entitled to instruct their broker or other Intermediary how to vote the WNS Shares in which they have a beneficial interest by completing and signing the materials provided to them in accordance with the instructions provided to them by their broker or other Intermediary.

Beneficial Holders are entitled to switch from being a Beneficial Holder to a WNS Shareholder (so that the WNS Shares previously held by the relevant Intermediary will be held directly by them) by contacting their relevant Intermediary who can effect the switch in cooperation with the Company. By becoming a WNS Shareholder, they will then be entitled to attend and be heard at the Court Sanction Hearing, either in person or through a Jersey advocate, to support or oppose the Scheme, and/or may also submit written statements regarding the Scheme for the Court’s consideration. Such statements can be made by writing to Mourant Ozannes (Jersey) LLP, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands marked “FAO James Hill/WNS Scheme” but must be received no later than 5.00 p.m. (London Time) on the day which is three Business Days prior to the Court Sanction Hearing.

Yours faithfully,

The board of directors of WNS (Holdings) Limited

PART III CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME AND TO THE ACQUISITION

Part A Conditions of the Scheme and the Acquisition

Scheme Approval

1.      The Scheme will be subject to the following conditions:

(a)     its approval by a majority in number of the WNS Shareholders representing 75 per cent or more of the votes cast by those WNS Shareholders who (being entitled to do so) vote, in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting);

(b)    the Resolution being duly passed by the requisite majority or majorities of WNS Shareholders at the General Meeting, or at any adjournment thereof; and

(c)     the sanction of the Scheme by the Court and the delivery of a copy of the Court Order to the Registrar of Companies for registration.

Other Conditions

2.      The Acquisition is conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived on or prior to the Effective Date:

Antitrust and regulatory approvals

(a)    the Clearances in connection with the Acquisition having been obtained from the Relevant Authorities; and

General regulatory

(b)    no Governmental Entity shall have issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Acquisition, adopted any applicable law that makes consummation of the Acquisition illegal or otherwise prohibited, or have commenced a proceeding that is seeking an order to restrain, enjoin or otherwise prohibit the consummation of the Acquisition.

Capgemini Representations and Warranties etc.

3.      The obligation of WNS to effect the Acquisition is conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or waived by WNS on or prior to the Effective Date:

(a)    the representations and warranties of Capgemini shall be true and correct on the date of the Transaction Agreement and the Effective Date as if made on each such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), subject to certain materiality qualifiers;

(b)    Capgemini shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Transaction Agreement on or prior to the Effective Date; and

(c)     WNS shall have received at the closing of the Acquisition a certificate signed on behalf of Capgemini by an executive officer of Capgemini certifying that the conditions set forth in paragraphs 3(a) and 3(b) above have been satisfied.

WNS Representations and Warranties; No Material Adverse Effect etc.

4.      The obligation of Capgemini to effect the Acquisition is conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or waived by Capgemini on or prior to the Effective Date:

(a)     the representations and warranties of WNS shall be true and correct as of the date of the Transaction Agreement and as of the Effective Date as if made on each such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), subject to certain materiality qualifiers with respect to certain selected representations and warranties;

(b)    WNS shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Transaction Agreement on or prior to the Effective Date;

(c)     since the date of the Transaction Agreement, there shall not have occurred any WNS Material Adverse Effect; and

(d)    Capgemini shall have received at the closing of the Acquisition a certificate signed on behalf of WNS by an executive officer of WNS certifying that the conditions set forth in paragraphs 4(a) to 4(c) above have been satisfied.

Part B Waiver and Invocation of Conditions

1.      Each of Capgemini and WNS reserves the right to waive, in whole or in part, all or any of the Conditions in paragraphs 1, 2, 3 and 4 of Part A above to the extent permitted by applicable law. Neither Capgemini nor WNS may rely, either as a basis for not consummating the Acquisition or for terminating the Transaction Agreement, on the failure of any Conditions to be satisfied if such party’s breach in any material respect of any representation, warranty, covenant or agreement set forth in the Transaction Agreement was the principal cause of such failure.

Part C Certain Further Terms of the Acquisition

1.      The WNS Shares acquired under the Acquisition will be acquired fully paid-up and free from all liens, equities, charges, encumbrances and other interests together with all rights at the Effective Date or thereafter attached thereto including (without limitation) the right to receive and retain all dividends and other distributions (if any) and any other return of capital announced, declared, made or paid in respect of the Scheme Shares on or after the Effective Time.

2.      On and subject to the terms of the Transaction Agreement, Capgemini may elect, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delayed), to implement the Acquisition by way of an Offer or a Jersey Merger (rather than by way of a Scheme), as further described in paragraphs 10.7 and 10.8 of Part II (Explanatory Statement) of this Document.

3.      With respect to persons not resident in Jersey or the United States, the Acquisition may be affected by the laws of the relevant jurisdictions. Persons who are not resident in Jersey or the United States should inform themselves about and observe any applicable requirements.

4.      The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction.

5.      The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court and to the Conditions set out above. The Acquisition will be subject to the applicable requirements of Jersey law as well as applicable US securities laws.

PART IV THE SCHEME OF ARRANGEMENT

The Scheme of Arrangement

IN THE ROYAL COURT OF JERSEY SAMEDI DIVISION	File No. 2025/151

IN THE MATTER OF WNS (HOLDINGS) LIMITED

-AND-

IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

SCHEME OF ARRANGEMENT

(under Article 125 of the Companies (Jersey) Law 1991)

between

WNS (HOLDINGS) LIMITED

and

THE HOLDERS OF THE SCHEME SHARES

(as defined below)

PRELIMINARY

(A)    In this Scheme, unless inconsistent with the subject or context, the following expressions have the following meanings:

“beneficially owned”	has the meaning given to it in Rule 13d-3 promulgated under the US Exchange Act;
“Business Day”

any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loans institutions are authorized or required by law to be closed in Jersey, Paris, France or New York, New York, United States of America;

“Capgemini”	Capgemini S.E., a société européenne organized under the laws of France;
“Companies Law”	the Companies (Jersey) Law 1991;
“Court”	the Royal Court of Jersey;
“Court Meeting”

the meeting of WNS Shareholders as at the Voting Record Time (including any adjournment or postponement thereof), convened with the permission of the Court under Article 125 of the Companies Law to consider and, if thought fit, to approve (with or without modification) this Scheme or any adjournment or postponement thereof;

“Court Order”	the Act of the Court sanctioning this Scheme under Article 125 of the Companies Law;
“Court Sanction Hearing”	the hearing by the Court of the application to sanction this Scheme under Article 125 of the Companies Law;
“Effective Time”	has the meaning set out in clause 6(a) of this Scheme;

“Excluded Shares”	(i) any WNS Shares beneficially owned by Capgemini or any Subsidiary of Capgemini, and (ii) any WNS Shares held in treasury by the Company;
“Governmental Entity”

(i) any national, U.S. federal, union, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, quasi-judicial, regulatory, taxing or administrative functions of, or pertaining to, government, including any arbitral body (public or private), central banks, and any securities exchange, body or authority regulating such securities exchange, in each case in any part of the world, (ii) any public international governmental organization or (iii) any agency, commission, division, instrumentality, bureau, department or other political subdivision of any government, entity or organization described in the foregoing clause (i) or (ii) of this definition;

“holder”	registered holder and includes any person entitled by transmission;
“Latest Practicable Date”	10.00 p.m. (London Time) on July 25, 2025, being the latest practicable date before publication of the Scheme Document;
“Paying Agent”	has the meaning set out in clause 3(a) of this Scheme;
“Person”

any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature;

“Registrar of Companies”	the Registrar of Companies in Jersey operated by the Jersey Financial Services Commission;
“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition which the Company and Capgemini agree and which is approved or imposed by the Court;
“Scheme Document”

the scheme circular or other similar document containing the terms of the Scheme and the appropriate explanatory statement in compliance with Article 126(2) of the Companies Law sent to the WNS Shareholders, published by the Company in connection with this Scheme;

“Scheme Record Time”

10.00 p.m. (London Time) on the fourth Business Day following the date of the Court Sanction Hearing, or such other time as the Company and Capgemini may agree with the consent of the Court (if required);

“Scheme Shareholder”	a holder of Scheme Shares;
“Scheme Shares”	the WNS Shares:

(i) in issue at the date of the Scheme Document;

(ii) (if any) issued after the date of the Scheme Document but before the Voting Record Time; and

(iii) (if any) issued at or after the Voting Record Time and before the Scheme Record Time (including, for the avoidance of doubt, any WNS Shares issued to satisfy the vesting of awards pursuant to existing incentive arrangements of the Company or any of its affiliates) on terms that the original or any subsequent holders shall be, or shall have agreed in writing by such time to be, bound by this Scheme, for each of (i), (ii) and (iii), remaining in issue at the Scheme Record Time, but not including any Excluded Shares;

“Subsidiary” or “Subsidiaries”

with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner;

“Transaction Agreement”	the transaction agreement dated July 6, 2025, setting out, inter alia, some proposed terms of the Scheme entered into by the Company and Capgemini (as such agreement may be amended from time to time);
“US Exchange Act”	the United States Securities Exchange Act of 1934;
“Voting Record Time”	10.00 p.m. (London Time) on the date which is two Business Days prior to the Court Meeting or any adjournment or postponement of the Court Meeting (as the case may be);
“WNS” or “Company”

WNS (Holdings) Limited, a public company limited by shares incorporated under the laws of Jersey with company number 82262 and whose registered office is at 22 Grenville Street, St. Helier, JE4 8PX, Jersey;

“WNS Shareholder”	a holder of WNS Shares from time to time;
“WNS Shares”	ordinary shares of par value £0.10 per share of the Company;

All references to clauses are to clauses of this Scheme.

All references to “U.S. Dollars” and “$” are to the lawful currency of the United States of America.

All references to any statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

A reference to “includes” shall mean “includes without limitation, ” and references to “including” and any other similar term shall be interpreted accordingly.

(A)    As at the Latest Practicable Date, the issued share capital of the Company consisted of 42,952,072 WNS Shares.

(B)    As at the Latest Practicable Date, neither Capgemini nor any Subsidiary of Capgemini beneficially owned any WNS Shares.

(C)    As at the Latest Practicable Date, no WNS Share was held in treasury.

(D)    The provisions of this Scheme are subject to the Court sanctioning the Scheme at the Court Sanction Hearing and, accordingly, will not be effective until the Court Order has been delivered to the Registrar of Companies.

(E)    Capgemini has agreed to appear by its advocate at the Court Sanction Hearing and to submit to be bound by and undertake to the Court to be bound by this Scheme and to execute and do, or procure to be executed and done, all such documents, acts or things as may be necessary or desirable to be executed or done by them or on their behalf for the purpose of giving effect to this Scheme.

THE SCHEME

1.      TRANSFER OF SCHEME SHARES

(a)     At the Effective Time, Capgemini (or its nominee(s)) shall acquire all legal and beneficial title to all of the Scheme Shares, fully paid-up, free from all liens, equities, charges, encumbrances and other interests together with all rights at the Effective Time or thereafter attached thereto including without limitation the rights to receive and retain all dividends and other distributions (if any) and any other return of capital announced, declared, made or paid in respect of the Scheme Shares on or after the Effective Time.

(b)    For such purposes, the Scheme Shares shall be transferred to Capgemini (or its nominee(s)) and such transfer shall be effected by means of a form of transfer or other instrument or instruction of transfer given or executed by any person appointed by Capgemini. Any such form of transfer or other instrument or instruction of transfer so given or executed shall be as effective as if it had been given or executed by the holder or holders of the Scheme Shares thereby transferred.

(c)     From the Effective Time, until the register of members of the Company is updated to reflect the transfer of the Scheme Shares pursuant to this clause 1, each Scheme Shareholder irrevocably appoints Capgemini (and/or its nominee(s)) and/or each of their agents and directors as its attorney and/or agent and/or delegate and/or otherwise to exercise or to direct the exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) of any voting rights attached to its Scheme Shares and any or all rights and privileges attaching to its Scheme Shares (including, without limitation, the right to requisition the convening of a general meeting of the Company or any class of its shareholders), to sign on behalf of such Scheme Shareholders such documents, and do such things, as may in the opinion of Capgemini (and/or its nominee(s)) and/or each of their respective agents and directors (in each case, acting reasonably) be necessary or desirable in connection with the exercise of any voting rights and any or all rights and privileges attaching to such Scheme Shares, to sign any consent to short notice of a general or separate class meeting and to execute a form of proxy or other representative or similar document in respect of its Scheme Shares appointing any person nominated by Capgemini to attend general and separate class meetings of the Company and authorizes the Company to send to Capgemini any notice, circular, warrant or other document or communication which may be required to be sent to it as a member of the Company, such that from the Effective Time, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares.

(d)    The Company shall register or procure the registration of any transfer(s) of Scheme Shares effected in accordance with clauses 1(a) and 1(b) of this Scheme.

2.      CONSIDERATION FOR THE TRANSFER OF SCHEME SHARES

In consideration of the transfer of Scheme Shares to Capgemini and/or its nominee(s), each Scheme Shareholder (as appearing in the register of members of the Company at the Scheme Record Time) shall be entitled, in accordance with the terms of this Scheme, to receive an amount in cash, without interest, equal to $76.50 per Scheme Share held as at the Scheme Record Time, subject to any required withholding of taxes (the “Consideration”).

3.      SETTLEMENT

(a)     Settlement shall be effected by way of the selection by Capgemini of an internationally recognized bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the Consideration (the “Paying Agent”) where the Paying Agent will perform all necessary steps in order to complete settlement and payment of the consideration under the Scheme as set out in clause 2 as soon as practicable after the Effective Time.

(b)    All deliveries of notices, certificates, statements of entitlement, letters of transmittal and/or cheques required to be made under this Scheme shall be made by or on behalf of the Paying Agent as provided for or in connection with the Transaction Agreement, to the address appearing in the register of members of the Company at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

(c)     All cash payments shall be in US Dollars and shall be made payable to the Scheme Shareholder concerned, or in the case of joint holders, to that joint holder whose name stands first in the register of members of the Company in respect of such joint holding at the Scheme Record Time by cheque or as the Paying Agent shall otherwise determine and the encashment of any such cheque shall be a complete discharge to Capgemini for the moneys represented thereby.

(d)    None of the Company, Capgemini or their respective Subsidiaries, agents or nominees shall be responsible for any loss or delay in the transmission of the statements of entitlement or cheques sent to Scheme Shareholders in accordance with this clause 3, which shall be posted at the risk of the Scheme Shareholder concerned.

4.      CERTIFICATES IN RESPECT OF SCHEME SHARES

With effect from and including the Effective Time:

(a)     all certificates representing Scheme Shares shall cease to be valid as documents of title to the shares represented thereby and every holder thereof shall be bound at the request of the Company to deliver up such certificates(s) to the Company or to destroy the same; and

(b)    appropriate entries will be made in the register of members of the Company to reflect the transfer of the Scheme Shares.

5.      MANDATES

All mandates relating to the payment of dividends on any Scheme Shares and other instructions (including communications preferences) given to the Company by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Time, cease to be valid.

6.      EFFECTIVE TIME

(a)     This Scheme shall become effective at such time as the Court Order has been delivered to the Registrar of Companies in Jersey for registration (the “Effective Time”).

(b)    Unless this Scheme has become effective on or before August 6, 2026 or such later date, if any, as the Company and Capgemini may agree and the Court may allow, this Scheme shall never become effective.

7.      MODIFICATION

The Company and Capgemini may jointly consent on behalf of all persons concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose. For the avoidance of doubt, no modification or addition can be made under this Clause 7 once the Scheme has become effective.

8.      GOVERNING LAW

This Scheme is governed by Jersey law and is subject to the exclusive jurisdiction of the Jersey courts.

July 30, 2025

PART V FINANCIAL INFORMATION

Part A: Financial information relating to WNS

This Document incorporates certain information related to WNS by reference. To the extent there are inconsistencies between the information contained in this Document and the information contained in the documents filed with the SEC prior to the date of this Document and incorporated herein by reference, the information in this Document shall be deemed to supersede the information in such incorporated documents. WNS incorporates by reference the documents listed below:

•        WNS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 13, 2025;

•        WNS’ Current Report on Form 8-K filed with the SEC on July 7, 2025, in each case, other than information furnished under Item 7.01, including the exhibits included therewith;

•        WNS’ Current Report on Form 8-K filed with the SEC on July 24, 2025; and

•        WNS also incorporates by reference into this Document additional documents that WNS may file with the SEC between the date of this Document and the earlier of the date of the Court Meeting and General Meeting or the termination of the Transaction Agreement. These documents may include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K.

WNS will provide to each person at their request, including any Beneficial Holder, to whom this Document is delivered, a copy of any or all of the reports or documents relating to WNS that have been incorporated by reference into this Document but not delivered with this Document. WNS will provide these reports and documents upon written request at no cost to the requester. Please direct your request to WNS at Plant 10, Gate 4, Godrej & Boyce Complex, Pirojshanagar, Vikhroli (W), Mumbai 400079, India (Attention: Gopi Krishnan) or by email at Gopi.Krishnan@wns.com. In addition, copies of the reports and documents incorporated herein by reference may be accessed at WNS’ investor relations site at https://ir.wns.com.

Part B: No incorporation of website information

Save as expressly referred to herein, neither the content of WNS’ or Capgemini’s websites, nor the content of any website accessible from hyperlinks on WNS’ or Capgemini’s websites, is incorporated into, or forms part of, this Document.

PART VI ADDITIONAL INFORMATION

1.      Responsibility

1.1    The WNS Directors, whose names are set out in paragraph 2.1 below, accept responsibility for the information contained in this Document (including any expressions of opinion) other than the information (including any expressions of opinion or intention) for which responsibility is taken by others pursuant to paragraph 1.2. To the best of the knowledge and belief of the WNS Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2    The Capgemini Directors, whose names are set out in paragraph 2.2 below, accept responsibility for the information contained in this Document (including any expressions of opinion or intention) relating to Capgemini and themselves, and their respective Affiliates. To the best of the knowledge and belief of the Capgemini Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.      Directors

2.1    The WNS Directors and their respective functions are as follows:

Director	Function
Timothy L. Main	Non-Executive Chairman
Jason Liberty	Director
Keshav R. Murugesh	Director and Group Chief Executive Officer
Françoise Gri	Director
Keith Haviland	Director
Mario P. Vitale	Director
Lan Tu	Director
Diane de Saint Victor	Director
Judy Marlinski	Director
Sylvie Ouziel	Director

The business address for Timothy L. Main, Jason Liberty, Mario P. Vitale and Judy Marlinski is 515 Madison Avenue, 8th Floor, New York, New York 10022. The business address for Keshav R. Murugesh, Françoise Gri, Keith Haviland, Lan Tu, Diane de Saint Victor and Sylvie Ouziel is HYLO, 103, Bunhill Row, London EC1Y 8LZ.

2.2    The Capgemini Directors and their respective functions are as follows:

Director	Function
Paul Hermelin	Chairman of the Board of Directors
Aiman Ezzat	Director and Chief Executive Officer
Jean-Marc Chéry	Independent Director
Megan Clarken	Independent Director
Ulrica Fearn	Independent Director
Maria Ferraro	Independent Director
Pierre Goulaieff	Director representing employees
Siân Herbert-Jones	Independent Director
Hervé Jeannin	Director representing employees
Christophe Merveilleux du Vignaux	Director representing employee shareholders
Belen Moscoso del Prado Lopez-Doriga	Independent Director
Xavier Musca	Independent Director
Frédéric Oudéa	Lead Independent Director
Patrick Pouyanné	Independent Director
Kurt Sievers	Independent Director

The registered and business address of each of the Capgemini Directors is 11, rue de Tilsitt, 75017 Paris, France.

Capgemini is a company organized under the laws of France and registered with the Paris Companies and Trade Registry (Registre du Commerce et des Sociétés) under number 330 703 844. Capgemini’s head office is located at 11, rue de Tilsitt, 75017 Paris, France.

3.      Market quotations

Set out below are the Closing Prices of WNS Shares on:

(a)     the first dealing day in each of the six months immediately before the date of this Document;

(b)    July 7, 2025 (being the date that the Announcement was released); and

(c)     July 25, 2025 (the Latest Practicable Date).

Date	WNS Shares ($)
February 3, 2025	$59.96
March 3, 2025	$56.47
April 1, 2025	$66.59
May 1, 2025	$59.30
June 2, 2025	$57.67
July 1, 2025	$64.63
July 7, 2025	$74.70
July 25, 2025	$74.72

4.      WNS Directors’ interests in WNS Shares

4.1    For the purposes of this paragraph 4:

(a)     “connected person” includes: (i) such director’s spouse or civil partner and children or step-children under the age of 18; (ii) the trustee(s) of any trust for the benefit of such director and/or any person mentioned in (i); or (iii) any company in which such director and/or any person mentioned in (i) or (ii) is entitled to exercise or control the exercise of one-third or more of the voting power, or which is accustomed to act in accordance with the directions of such director or any person mentioned in (i) or (ii);

(b)    “Disclosure Date” means the close of business on July 25, 2025, being the Latest Practicable Date;

(c)     a person has an “interest” or is “interested” in securities if he or she has a long economic exposure, whether absolute or conditional, to changes in the price of those securities (but not if he or she only has a short position in such securities) and in particular covers: (i) legal title and beneficial ownership (i.e., the ability to exercise, or control the exercise of, voting rights); (ii) the right, option or obligation to acquire, call for or take delivery of securities under an option or derivative; and (iii) the situation where a person holds a derivative referenced to, or which may result in, a long position in securities; and

(d)    “relevant securities” includes: (i) WNS Shares and any other securities of WNS conferring voting rights; (ii) equity share capital of WNS; and (iii) securities of WNS carrying conversion or subscription rights into any of the foregoing.

4.2    As at the Disclosure Date, the interests, rights to subscribe and short positions of the WNS Directors and their connected persons in respect of relevant securities of WNS were as follows:1

Name	Number of WNS Shares	Percentage of WNS existing share capital(1)
Timothy L. Main	42,566	0.10%
Françoise Gri	29,669	0.07%
Keith Haviland	23,464	0.05%
Jason Liberty	15,498	0.04%
Mario Vitale	20,004	0.05%
Lan Tu	11,349	0.03%
Diane de Saint Victor	9,824	0.02%
Judy Marlinski	6,389	0.01%

____________

(1)    Based on 42,952,072 WNS Shares being in issue on the Latest Practicable Date.

4.3    As at the Disclosure Date, the following had been granted to WNS Directors and remained outstanding under the WNS Share Plans:

Name	Description of option/award	Number and class of relevant securities under option/award	Date of grant	Vesting date/period
Keshav R. Murugesh	Restricted stock units	764,284[2]	April 24, 2019 to April 23, 2024	October 22, 2021 to April 23, 2027
Timothy L. Main	Restricted stock units	4,280	July 21, 2025	July 21, 2026
Françoise Gri	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Keith Haviland	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Jason Liberty	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Mario Vitale	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Lan Tu	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Diane de Saint Victor	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Judy Marlinski	Restricted stock units	2,670	July 21, 2025	July 21, 2026
Sylvie Ouziel	Restricted stock units	5,808	April 21, 2025 and July 21, 2025	April 21, 2026 and July 21, 2026

4.4    Save as disclosed in this Document, as at the Disclosure Date, none of the WNS Directors or any of their connected persons had any interest in, right to subscribe in respect of, or short position in respect of relevant securities of WNS.

4.5    As at the Disclosure Date, none of the Capgemini Directors or any of their connected persons had any interest in, right to subscribe in respect of, or short position in respect of relevant securities of WNS.

5.      Irrevocable undertakings

WNS Director irrevocable undertakings

The following WNS Directors have given irrevocable and unconditional undertakings to vote in favour of the Scheme at the Court Meeting and the Resolution at the General Meeting (or in the event that the Acquisition is to be effected by way of: (i) an Offer, to accept the Offer, or (ii) a Jersey Merger, to vote in favour of any resolutions to implement

____________

1        This table does not include interests in WNS RSUs, which are separately set out in paragraph 4.3 of this Part VI.

2        Includes 362,035 vested WNS RSUs as of the Latest Practicable Date.

the Acquisition to be voted on at any general meeting or class meeting of WNS Shareholders and any meeting of WNS Shareholders convened by the Court in connection with the Jersey Merger) in relation to the following WNS Shares currently beneficially held by them as well as any further WNS Shares they may acquire:

Name	Number of WNS Shares in respect of which undertaking is given		Percentage of WNS existing share capital(1)
Timothy L. Main	42,566		0.10%
Françoise Gri	29,669		0.07%
Keith Haviland	23,464		0.05%
Jason Liberty	15,498		0.04%
Mario Vitale	20,004		0.05%
Lan Tu	11,349		0.03%
Diane de Saint Victor	9,824		0.02%
Judy Marlinski	6,389		0.01%
Keshav R. Murugesh	362,035	[3]	0.84%
Sylvie Ouziel	0		0%

____________

(1)    Based on 42,952,072 WNS Shares being in issue on the Latest Practicable Date.

The irrevocable undertakings will only cease to be binding if the Acquisition lapses or is withdrawn before the Scheme becomes Effective, save where the Scheme is withdrawn or lapses as a result of Capgemini exercising its right to implement the Acquisition by way of either an Offer or a Jersey Merger rather than by way of a Scheme.

6.      Material contracts

6.1    WNS material contracts

(a)     Transaction Agreement

See paragraph 11.1 of Part II (Explanatory Statement) of this Document.

(b)    Confidentiality Agreement

See paragraph 11.2 of Part II (Explanatory Statement) of this Document.

6.2    Capgemini material contracts

(a)     Transaction Agreement

See paragraph 11.1 of Part II (Explanatory Statement) of this Document.

(b)    Confidentiality Agreement

See paragraph 11.2 of Part II (Explanatory Statement) of this Document.

(c)     Bridge Facilities Agreement

See paragraph 4 of Part II (Explanatory Statement) of this Document.

7.      No significant change

There has been no significant change in the financial or trading position of the WNS Group since June 30, 2025, being the date to which WNS’ last published interim consolidated financial statements were prepared.

____________

3        Consists solely of 362,035 vested WNS RSUs as of the Latest Practicable Date.

8.      Sources of information and bases of calculation

8.1    The value of the share capital of WNS is based upon 42,952,072 WNS Shares in issue on the Latest Practicable Date.

8.2    Unless otherwise stated, the financial information relating to WNS is extracted (without material adjustment) from WNS’ Annual Report on Form 10-K for the year ended March 31, 2025 or WNS’ Current Reports on Form 8-K for the quarter ended June 30, 2025.

8.3    Unless otherwise stated, all prices for WNS Shares are the Closing Price for the relevant date.

8.4    Certain figures in this Document have been subject to rounding adjustments.

9.      Documents incorporated by reference

Parts of other documents are incorporated by reference in, and form part of, this Document as set out in Part V (Financial Information) of this Document.

10.    Other information

10.1  Each of J.P. Morgan and Citi has given and not withdrawn its written consent to the issue of this Document with the inclusion of references to its name in the form and context in which they are included.

10.2  Save as disclosed in this Document, there is no agreement, arrangement or understanding (including any compensation arrangement) between Capgemini or any of its affiliates with it and any of the directors or shareholders of WNS, having any connection with or dependence on or which is conditional upon the outcome of the Acquisition.

10.3  There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the WNS Shares to be acquired by Capgemini will be transferred to any other person, save that Capgemini reserves the right to transfer any such shares to any other member of the Capgemini Group.

10.4  Save as disclosed in this Document, there is no agreement or arrangement to which Capgemini is a party which relates to the circumstances in which it may or may not invoke a condition to the Scheme.

11.    Documents published on a website

Until and including the Effective Date (or the date on which the Scheme lapses or is withdrawn, if earlier) copies of the following documents will be available via the link on WNS’ investor relations site at https://ir.wns.com:

(a)     this Document;

(b)    the Forms of Proxy;

(c)     the articles of association of WNS; and

(d)    a draft of the Articles of WNS as proposed to be amended at the General Meeting.

PART VII DEFINITIONS

“Acquisition”

means the acquisition by Capgemini (or its nominee(s)) of the entire issued and to be issued share capital of WNS for the Consideration, to be effected in accordance with the Transaction Agreement by means of the Scheme (or in the event that Capgemini and WNS agree to proceed with such acquisition by way of: (a) a Jersey Merger in accordance with the terms of the Transaction Agreement, a Jersey Merger; or (b) an Offer in accordance with the terms of the Transaction Agreement, an Offer) and shall, in any case, where the context so requires, include any subsequent revision, variation, extension or renewal thereof as agreed by the parties in writing;

“Affiliate”

means with respect to any person, any other person directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person, whether through ownership of voting securities, by contract or otherwise);

“Announcement”	means the joint announcement made by Capgemini and WNS in connection with the Acquisition on July 7, 2025;
“Articles”	means the articles of association of WNS in force from time to time;
“B1 Facility”	has the meaning given to it in paragraph 4 of Part II (Explanatory Statement) of this Document;
“B2 Facility”	has the meaning given to it in paragraph 4 of Part II (Explanatory Statement) of this Document;
“Beneficial Holder Record Time”	means 10.00 p.m. (London Time) on July 29, 2025;
“Beneficial Holders”	means a holder of a book entry, beneficial or otherwise controlling voting and economic interest in a WNS Share the legal ownership of which is held on their behalf by an Intermediary;
“beneficially owned”	has the meaning given to it in Rule 13d-3 promulgated under the US Exchange Act;
“Book-Entry Shares”	has the meaning given to it in paragraph 15 of Part II (Explanatory Statement) of this Document;
“Bridge Facilities”	has the meaning given to it in paragraph 4 of Part II (Explanatory Statement) of this Document;
“Business Day”

means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loans institutions are authorized or required by law to be closed in Jersey, Paris, France or New York, New York, United States of America;

“Capgemini”	means Capgemini S.E., a société européenne organized under the laws of France;
“Capgemini Directors”	means the directors of Capgemini as at the date of this Document or, where the context requires, the directors of Capgemini from time to time;
“Capgemini Group”	means Capgemini and its subsidiaries and subsidiary undertakings from time to time (which, for the avoidance of doubt, shall exclude WNS or any other member of the WNS Group);

“Certificates”	has the meaning given to it in paragraph 15 of Part II (Explanatory Statement) of this Document;
“Citi”	means Citigroup Global Markets Europe AG;
“Clearances”	means the merger control, competition and regulatory approvals, consents, clearances, permissions and waivers;
“Closing Price”	means the closing price quotation of a WNS Share derived from the NYSE;
“Closing Date”	means the date on which closing of the Acquisition actually occurs;
“Code”	means the US Internal Revenue Code of 1986, as amended;
“Computershare”	means Computershare Investor Services (Jersey) Limited;
“Company Incentive Consideration”	has the meaning given to it in paragraph 7 of Part II (Explanatory Statement) of this Document;
“Conditions”	means the conditions to the implementation of the Acquisition, as set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document;
“Confidentiality Agreement”	means the confidentiality agreement between Capgemini and WNS dated March 16, 2025, as it may be amended from time to time;
“Consideration”	has the meaning given to it in paragraph 2 of Part IV (The Scheme Of Arrangement) of this Document;
“Court”	means the Royal Court of Jersey;
“Court Meeting”

means the meeting or meetings of WNS Shareholders or any class or classes thereof to be convened by order of the Court pursuant to Article 125 of the Jersey Companies Law (notice of which is set out in Part VIII (Notice of the Court Meeting) of this Document) for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), including any adjournment or postponement thereof;

“Court Order”	means the act of the Court sanctioning the Scheme under Article 125 of the Jersey Companies Law;
“Court Sanction Hearing”	means the final hearing by the Court (and any adjournment thereof) to sanction the Scheme pursuant to Article 125 of the Jersey Companies Law, at which the Court Order is expected to be granted;
“Document”

means this Document dated July 30, 2025, in respect of the Scheme sent to (among others) WNS Shareholders, containing and setting out (among other matters) the full terms and conditions of the Scheme and containing the notice convening the Court Meeting and an explanatory statement in compliance with Article 126 of the Jersey Companies Law;

“DRS”	means DTC’s Direct Registration System for recording entitlements to shares on the issuer’s or its transfer agent’s records in book-entry form;
“DTC”	means the Depository Trust Company;
“Effective Time”	has the meaning set out in clause 6(a) of the Scheme;

“Effective Date”	means the date on which:
(a) the Scheme becomes effective in accordance with its terms; or

(b)    if Capgemini and WNS agree in accordance with the terms of the Transaction Agreement to implement the Acquisition by way of a Jersey Merger, the date that the Jersey Merger becomes or is declared unconditional in all respects and the Registrar of Companies issues the relevant certificate of merger; or

(c)     if Capgemini and WNS agree in accordance with the terms of the Transaction Agreement to implement the Acquisition by way of an Offer, the date that the Offer becomes or is declared unconditional in all respects, and “Effective” shall be construed accordingly;
“Excluded Shares”	means (i) any WNS Shares beneficially owned by Capgemini or any Subsidiary of Capgemini; and (ii) any WNS Shares held in treasury by WNS;
“Forms of Proxy”	means either or both (as the context demands) of the Form of Proxy relating to the Court Meeting and the Form of Proxy relating to the General Meeting, each being published in electronic form;
“General Meeting”

means the general meeting of WNS Shareholders (including any adjournment or postponement thereof) to be convened in connection with the Scheme, notice of which is set out in Part IX (Notice of General Meeting) of this Document, for the purpose of considering, and, if thought fit, approving, the Resolution;

“Governmental Entity”

means (i) any national, U.S. federal, union, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, quasi-judicial, regulatory, taxing or administrative functions of, or pertaining to, government, including any arbitral body (public or private), central banks, and any securities exchange, body or authority regulating such securities exchange, in each case in any part of the world, (ii) any public international governmental organization or (iii) any agency, commission, division, instrumentality, bureau, department or other political subdivision of any government, entity or organization described in the foregoing clause (i) or (ii) of this definition;

“holder”	means registered holder and includes any person entitled by transmission;
“Indian Resident Investors”	has the meaning given to it in paragraph 16.3 of Part II (Explanatory Statement) of this Document;
“Intermediary” or “Intermediaries”	means brokers, banks, trust, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Holder(s) or other nominees;
“IRS”	means the US Internal Revenue Service;
“IT Act”

means the Indian Income Tax Act, 1961, as amended, together with any statutory modifications or re-enactment thereof and with all applicable by-laws, rules, regulations, orders, circulars, notifications, ordinances and the like issued thereunder;

“Jersey”	means the British Crown Dependency the Bailiwick of Jersey, otherwise known as the Island of Jersey;
“Jersey Companies Law”	means the Companies (Jersey) Law 1991, as amended;

“Jersey Merger”

means, if Capgemini elects, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delay), to implement the Acquisition by way of a Jersey merger pursuant to a Permitted Switch, the merger (within the meaning of Part 18B of the Jersey Companies Law) to be made by Capgemini merging WNS into Capgemini (or a Subsidiary of Capgemini) including, where the context admits, any subsequent revision, variation, extension or renewal of such offer as agreed by WNS and Capgemini in writing;

“Jersey Merger Agreement”

means, if Capgemini and WNS agree to make a Permitted Switch, the agreement which would be dispatched by Capgemini to WNS Shareholders in connection with the Jersey Merger which will contain, inter alia, the terms and conditions of the Jersey Merger in compliance with article 127D of the Jersey Companies Law;

“J.P. Morgan”	means J.P. Morgan Securities, LLC;
“Law”	means any law (including common law), enactments, statute, code, rule, regulation, order, ordinance or other pronouncement of any Governmental Entity having the effect of law or stock exchange rule;
“Latest Practicable Date”	10.00 p.m. (London Time) on July 25, 2025, being the latest practicable date before publication of this Document;
“London Time”	means the time in London, England at the relevant point in time;
“Long Stop Date”

means 11:59 p.m. Eastern time on April 7, 2026 or such later date as Capgemini and WNS may agree in writing; provided that, (i) if all Clearances necessary for the Acquisition have not been obtained by April 7, 2026 or (ii)(x) the approval of WNS Shareholders has been obtained but no court date for the Court Meeting to obtain the Court Order is available by April 7, 2026, (y) WNS has not sought the sanction for the Scheme by the Court, or (z) the Court Order has been obtained but WNS has not delivered the Court Order to the Registrar of Companies in Jersey to make the Scheme effective by April 7, 2026, the Long Stop Date shall automatically be extended in two (2) month increments until no later than the date that is thirteen (13) months from the date of the Transaction Agreement, being August 6, 2026;

“Meeting Materials”	means this Document, the notices of the Court Meeting and General Meeting, the Forms of Proxy, and the Voting Instruction Forms;
“Meetings”	means together the Court Meeting and the General Meeting;
“Modified Unvested Award”	has the meaning given to it in paragraph 7 of Part II (Explanatory Statement) of this Document;
“Non-Resident Investors”	has the meaning given to it in paragraph 16.3 of Part II (Explanatory Statement) of this Document;
“non-US holder”	has the meaning given to it in paragraph 16.2 of Part II (Explanatory Statement) of this Document;
“NYSE”	means the New York Stock Exchange;
“Offer”

means, if Capgemini elects, with the prior written approval of WNS (not to be unreasonably withheld, conditioned or delay), to implement the Acquisition by way of a contractual takeover offer (under Article 116 of the Companies Law), the contractual takeover offer made by Capgemini in respect of all of the WNS Shares;

“Overseas Shareholders”	means WNS Shareholders who are not resident in Jersey or the United States;

“Panel”	means the Panel on Takeovers and Mergers;
“Paying Agent”	has the meaning given to it in paragraph 15 of Part II (Explanatory Statement) of this Document;
“Permitted Switch”

means an election by Capgemini to implement the Acquisition by way of a Jersey Merger (rather than by way of a Scheme) with the written consent of the WNS Board, on and subject to the terms of the Transaction Agreement, as further described in paragraph 10.8 of Part II (Explanatory Statement);

“Person”

means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature;

“PFIC”	means a Passive Foreign Investment Company;
“Pillar 2 Tax”

means any Tax charged in accordance with the rules set out in the model rules published by the Organisation for Economic Co-operation and Development as “Tax Challenges Arising from the Digitalisation of the Economy — Global Anti-Base Erosion Model Rules (Pillar Two): Inclusive Framework on BEPS” on 20 December 2021, as amended from time to time, and any accompanying commentary, examples and administrative guidance as such rules, commentary, examples and guidance implemented into domestic law by any relevant Governmental Entity (including any qualified domestic minimum top-up tax and any undertaxed profits rule and any similar rules);

“Record Date”

means 10.00 p.m. (London Time) on July 29, 2025, being the record date for the determination of WNS Shareholders entitled to notice of the Court Meeting and General Meeting and at any adjournment or postponement thereof;

“register of members”	means the register of members of WNS from time to time;
“Registrar of Companies”	means the Registrar of Companies in Jersey operated by the Jersey Financial Services Commission;
“Relevant Authority”

means any central bank, court or competition, antitrust, national, supranational or supervisory body or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction;

“Resolution”	means the resolution to authorise the WNS Directors to take all such action as they may consider necessary or appropriate for facilitating the implementation of the Scheme and to amend the Articles;
“Restricted Jurisdiction”

means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to WNS Shareholders in that jurisdiction;

“Scheme”

means the proposed scheme of arrangement under Article 125 of the Jersey Companies Law between WNS and the Scheme Shareholders to implement the Acquisition of WNS by Capgemini, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to in writing by WNS and Capgemini, each acting reasonably and in good faith, in accordance with the terms of the Transaction Agreement;

“Scheme Record Time”

means 10.00 p.m. (London Time) on the fourth Business Day following the date of the Court Sanction Hearing, or such other time as WNS and Capgemini may agree with the consent of the Court (if required);

“Scheme Resolution”	means the resolution to be proposed at the Court Meeting to approve the Scheme, as set out in Part VIII (Notice of Court Meeting) of this Document;
“Scheme Shareholder”	means a registered holder of a Scheme Share;
“Scheme Shares”	means the WNS Shares:
(a) in issue at the date of this Document;
(b) (if any) issued after the date of this Document but before the Voting Record Time; and

(c)     (if any) issued at or after the Voting Record Time and before the Scheme Record Time (including, for the avoidance of doubt, any WNS Shares issued to satisfy the vesting of awards pursuant to existing incentive arrangements of WNS or any of its affiliates) on terms that the original or any subsequent holders shall be, or shall have agreed in writing by such time to be, bound by this Scheme, for each of (a), (b) and (c), remaining in issue at the Scheme Record Time, but not including any Excluded Shares;
“SEC”	means the United States Securities and Exchange Commission;
“Small Shareholders”	has the meaning given to it in paragraph 16.3 of Part II (Explanatory Statement) of this Document;
“Subsidiary”

means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) with respect to a partnership, of which such Person or any other Subsidiary of such Person is a general partner; or (iii) in case of any other organization (including a branch office) where that organization has been established by, or controlled by, such Person or one or more of its Subsidiaries;

“Tax” or “Taxes”

means (i) all taxes, direct and indirect, duties, contributions, levies and imposts of any kind or nature imposed by any Governmental Entity (including Pillar 2 Tax), either as a primary, secondary or joint liability, including but not limited to taxes on income, deduction, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs and export duties, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, any tax amounts pursuant to a European Union “state aid” claim or a “false claims” act and any other similar taxes of any kind whatsoever, including any similar levies, duties, tariffs, imposts, charges and fees, together with any interest, penalty, charge, fine, fee, additions to tax or additional amounts attributable to or imposed with respect to any of the foregoing, in each case, whether disputed or not; (ii) liability for the payment of any amount of the type described in the foregoing clause (i) as a result of being a member or a former member of an affiliated, consolidated, combined, unitary or aggregate group for any period (including pursuant to Treasury Regulations Section 1.1502-6 and any similar provision of state, local or non-U.S. Law); and (iii) liability for the payment of any amount of the type described in the foregoing clause (i) (whether or not paid to a Governmental Entity) as a result of being a transferee of or successor to any person or as a result of any obligation to indemnify or pay any other person, including pursuant to a contractual arrangement or otherwise by operation of Law;

“Transaction Agreement”	means the transaction agreement entered into between Capgemini and WNS dated July 6, 2025;
“Transaction Litigation”

means any shareholder demands, litigations, arbitrations or other similar proceedings (including any civil, criminal, regulatory, administrative actions, causes of actions, suits, claims, litigation, charges, demands, notices of violation, hearings, arbitrations, examinations, inquiries, investigations, subpoenas, or other proceedings) commenced against WNS, any of its Subsidiaries or its or their respective directors or officers, in each case by any shareholder of WNS, as applicable, relating to the Transaction Agreement or the Acquisition;

“UK Takeover Code”	means the City Code on Takeovers and Mergers;
“United Kingdom” or “UK”	means the United Kingdom of Great Britain and Northern Ireland;
“United States” or “US”

means the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

“US Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“US holder”	has the meaning given to it in paragraph 16.2 of Part II (Explanatory Statement) of this Document;
“US Securities Act”	means the United States Securities Act of 1933, and the rules and regulations promulgated thereunder;
“Voting Instruction Forms”	means the voting instruction form mailed to Beneficial Holders in connection with the Court Meeting and the voting instruction form mailed to Beneficial Holders in connection with the General Meeting;
“Voting Record Time”	10.00 p.m. (London Time) on the date which is two Business Days prior to the Court Meeting or any adjournment or postponement of the Court Meeting (as the case may be);
“WNS” or “Company”

means WNS (Holdings) Limited, a public company limited by shares incorporated under the laws of Jersey with company number 82262 and whose registered office is at 22 Grenville Street, St. Helier, JE4 8PX, Jersey;

“WNS Board”	means the board of directors of WNS or the WNS Directors collectively, as the context requires;
“WNS Directors”	means the directors of WNS as at the date of this Document or, where the context requires, the directors of WNS from time to time;
“WNS Group”	means WNS and its Subsidiaries from time to time;

“WNS Group Indebtedness Refinancing”	has the meaning given to it in paragraph 4 of Part II (Explanatory Statement) of this Document;
“WNS Material Adverse Effect”

means any event, change, effect, circumstance, condition, fact, development or occurrence (each, an “Effect”) that, individually or in the aggregate, (A) does, or would reasonably be expected to prevent the consummation by WNS of the Acquisition and the Scheme, or otherwise would have a material adverse effect on the ability of WNS to perform its obligations under the Transaction Agreement and consummate the closing (disregarding any such Effect that arises out of, or results from, Capgemini’s intentional and material breach of the Transaction Agreement), or (B) has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets, properties and liabilities or results of operations of WNS and its Subsidiaries, taken as a whole; provided that no Effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute a WNS Material Adverse Effect under clause (B) or shall be taken into account in determining whether there has been or would reasonably be expected to be a WNS Material Adverse Effect under clause (B): (i) any changes in global, national or regional economic conditions, including changes generally affecting financial, credit or capital market conditions, (ii) conditions (or changes therein) generally affecting any industry or the industries in which WNS or any of its Subsidiaries operate, (iii) general legal, Tax, economic, political or regulatory conditions (or changes therein), (iv) any changes or prospective changes in GAAP or IFRS or the implementation or interpretation thereof or other accounting principles and policies, (v) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to taxes), (vi) the negotiation, execution and delivery of the Transaction Agreement or the announcement, pendency or consummation of the Acquisition or compliance with the terms of the Transaction Agreement (it being understood that this clause (vii) shall not apply with respect to any representation or warranty contained in the Transaction Agreement to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Transaction Agreement or the consummation of the Acquisition or the compliance with the terms of the Transaction Agreement), (vii) any change in the price or trading volume of WNS Shares, in and of itself (it being understood that the Effects giving rise or contributing to such change that are not otherwise excluded from the definition of “WNS Material Adverse Effect” may be taken into account), (viii) any failure by the Company to meet, or any change in, any internal or published projections, estimates or expectations of WNS’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by WNS to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of “WNS Material Adverse Effect” may be taken into account), (ix) Effects arising out of changes in geopolitical conditions, the outbreak of a pandemic, epidemic, endemic or other widespread health crisis (including COVID-19), acts of terrorism or sabotage, civil or political unrest, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, hurricane, earthquake, flood, calamity or other natural disasters, acts of God, natural disasters or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Transaction Agreement, (x) any action taken at the request of Capgemini in writing, (xi) any reduction in the credit rating or credit rating outlook of WNS or its Subsidiaries or any increase in credit default swap spreads with respect to the indebtedness of WNS or its Subsidiaries, in and of itself (it being understood that the Effects giving rise or contributing to such change that are not otherwise excluded from the definition of “WNS Material Adverse Effect” may be taken into account) or (xii) any Transaction Litigation, except, in the case of clauses (i), (ii), (iii), (iv), (v) or (ix) above, to the extent WNS and its Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which WNS and the WNS Subsidiaries operate (in which case, only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a WNS Material Adverse Effect).;

“WNS RSUs”	means each restricted share unit award (including restricted share unit awards that are subject to performance-based vesting conditions) in respect of WNS Shares granted under the WNS Share Plans;
“WNS Shareholder”	means a registered holder of a WNS Share from time to time;
“WNS Shareholder Approval”	means (i) the approval of the Scheme Resolution at the Court Meeting; and (ii) the approval of the Resolution at the General Meeting;
“WNS Share Plans”	means each of (i) the Company’s 2016 Incentive Award Plan (as amended and restated as of July 15, 2021) and (ii) the Company’s Second Amended and Restated 2006 Incentive Award Plan; and
“WNS Shares”	means the ordinary shares, par value 0.10 pence per share, of WNS.

For the purposes of this Document, subsidiary, subsidiary undertaking, undertaking and associated undertaking have the respective meanings given thereto by the United Kingdom Companies Act 2006, as amended from time to time.

All references to USD, $ or dollars are to the lawful currency of the United States of America.

All references to GBP, £ or pound sterling are to the lawful currency of the United Kingdom.

References to the singular include the plural and vice versa.

A reference to includes shall mean includes without limitation, and references to including and any other similar term shall be construed accordingly.

All references to an enactment or statutory provision in any country shall be construed as a reference to any subordinate legislation, statutory instruments, orders, rules and regulations made or promulgated under the relevant enactment or statutory provision or deriving validity therefrom and shall be construed as a reference to that enactment, statutory provision, subordinate legislation, statutory instruments, orders, rules and regulations as extended, modified, consolidated, replaced or re-enacted from time to time.

PART VIII NOTICE OF COURT MEETING

IN THE ROYAL COURT OF JERSEY
SAMEDI DIVISION

File No. 2025/151

IN THE MATTER OF WNS (HOLDINGS) LIMITED

and

IN THE MATTER OF ARTICLE 125 OF THE COMPANIES (JERSEY) LAW 1991

NOTICE IS HEREBY GIVEN that, by an order dated 29 July 2025 made in the above matter, the Royal Court of Jersey (the “Court”) has given permission for a meeting (the “Court Meeting”) to be convened of the holders of WNS Shares (as defined in the Scheme referred to below) for the purpose of considering and, if thought fit, approving the following resolution to approve a members’ scheme of arrangement (the “Scheme”) proposed to be made pursuant to Article 125 of the Companies (Jersey) Law 1991 (as amended) (the “Jersey Companies Law”) between WNS (Holdings) Limited (the “Company”) and the holders of WNS Shares and that such meeting will be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom on August 29, 2025 at 2.00 p.m. (London Time), unless adjourned or postponed.

“That the Scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey be agreed to.”

Unless defined in this notice, capitalised terms used in this notice shall have the meaning given to them in Part VII (Definitions) of the Document which this notice forms part.

A copy of the said Scheme and a copy of the explanatory statement required to be published pursuant to Article 126 of the Jersey Companies Law are incorporated in the Document of which this notice forms part.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders.

Each member present in person or by proxy will be entitled to one vote for each WNS Share held at the Voting Record Time.

Votes to be taken by a poll and results

At the Court Meeting voting on the Scheme Resolution will be by poll rather than a show of hands. This is a more transparent method of voting as member votes are to be counted according to the number of shares held.

The quorum for the Court Meeting consists of two WNS Shareholders present in person together representing not less than one-third of the total voting rights of all the WNS Shareholders entitled to vote at the Court Meeting. Under the Articles, ‘present in person’ in relation to general meetings of WNS and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion unless you have appointed the Chair as proxy in which case the WNS Shares referenced on the Form of Proxy will be voted by the Chair of the Court Meeting FOR the Scheme Resolution at the Court Meeting. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the Court Meeting.

The results of the voting at the Court Meeting will be announced as soon as practicable by public announcement in the United States and by making such announcement available on WNS’ investor relations site at https://ir.wns.com.

Voting Record Time

WNS Shareholders are strongly encouraged to submit proxy appointments and instructions for the Court Meeting as soon as possible by mail. WNS Shareholders are also strongly encouraged to appoint the Chair of the Court Meeting as their proxy. Instructions on how to appoint a proxy are set out in the notes below. To be valid, a form of proxy should be completed and returned in accordance with the instructions set out on the form. WNS Shareholders may also vote online following the instructions set out in the form of proxy, instead of submitting the proxy appointment and instructions for the Court Meeting by mail.

Entitlement to attend, speak and vote at the Court Meeting or any adjournment thereof in person, and the number of votes which may be cast at the Court Meeting, will be determined by reference to the register of members at 10.00 p.m. (London Time) on August 27, 2025. Changes to the register of members after this time shall be disregarded in determining the rights of any person to attend, speak and vote at the Court Meeting.

Joint Holders

Where there are joint registered holders of any WNS Share, such persons shall not have the right of voting individually in respect of any such WNS Share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name appears first in order in the register in respect of such share shall be the only person entitled to vote in respect thereof.

Corporate Representatives

As an alternative to appointing a proxy, any WNS Shareholder which is a body corporate may appoint one or more corporate representatives who may exercise on its behalf, all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

In the case of a member which is a body corporate, the proxy form must be executed under its common seal or signed on its behalf by a person authorised to do so.

By the said order, the Court has appointed Mr. Keshav R. Murugesh or, failing him, any other WNS Director present at the Court Meeting to act as Chair of the Court Meeting and has directed the Chair to report the result of the meeting to the Court.

The said Scheme will be subject to the subsequent sanction of the Court.

Dated July 30, 2025

Mourant Ozannes (Jersey) LLP

22 Grenville Street
St. Helier
JE4 8PX

Jersey

Solicitors for WNS

Notes:

The following notes explain your general rights as a WNS Shareholder and your right to attend and vote at the Court Meeting or to appoint someone else to vote on your behalf.

1.      Right to appoint a proxy; procedure for appointment

WNS Shareholders are strongly encouraged to submit proxy appointments and instructions for the Court Meeting as soon as possible. To be valid, a form of proxy should be completed and returned in accordance with the instructions set out on the form.

Any power of attorney or any other authority under which the proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.

If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

WNS Shareholders may appoint more than one proxy provided that each proxy is appointed in respect of different WNS Shares held by such holder. WNS Shareholders who wish to appoint more than one proxy should contact Computershare to request additional Forms of Proxy. A space has been included in the Form of Proxy relating to the Court Meeting to allow WNS Shareholders to specify the number of shares in respect of which that proxy is appointed. WNS Shareholders who return the Form of Proxy relating to the Court Meeting duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all of their WNS Shares.

WNS Shareholders are also strongly encouraged to appoint the Chair of the Court Meeting as their proxy.

If you receive more than one Form of Proxy because you own WNS Shares registered in different names or addresses, each Form of Proxy should be completed and returned in respect of each name and address.

Sending Forms of Proxy by mail

WNS Shareholders should send their completed Forms of Proxy to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) no later than 2.00 p.m. (London Time) on August 27, 2025 for the Court Meeting (or, if the Court Meeting is adjourned, no later than 48 hours before the time fixed for the adjourned Court Meeting).

To be valid, completed Forms of Proxy must be dated, completed, signed and deposited by mail as described in this Document. If you are a Beneficial Holder, please complete and sign the materials provided to you in accordance with the instructions provided to you by the relevant broker or other Intermediary.

2.      Voting online

WNS Shareholders may also vote online following the instructions set out in the Form of Proxy relating to the Court Meeting, instead of submitting the Form of Proxy by mail. Votes submitted online must be received not later than 2.00 p.m. (London Time) on August 27, 2025.

3.      Further questions and communication

If WNS Shareholders have any questions about the Court Meeting or the completion and return of the Form of Proxy relating to the Court Meeting, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. If requested, copies of the Form of Proxy relating to the Court Meeting will be provided free of charge.

A copy of this notice is available for review at https://ir.wns.com.

You may not use any electronic address provided in either this Notice of Court Meeting or any related documents (including the Form of Proxy) to communicate with WNS for any purpose other than those expressly stated.

PART IX NOTICE OF GENERAL MEETING

WNS (HOLDINGS) LIMITED

NOTICE OF EXTRAORDINARY GENERAL MEETING OF WNS (HOLDINGS) LIMITED

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of WNS (Holdings) Limited (the “Company”) will be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom on August 29, 2025 at 2.15 p.m. (London Time) (or as soon thereafter as the Court Meeting (as defined in Part VII (Definitions) of the document which this notice forms part (the “Document”)) is concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which will be proposed as a special resolution of the shareholders of WNS. Unless defined in this notice, capitalised terms used in this notice shall have the meaning given to them in Part VII (Definitions) of the Document.

SPECIAL RESOLUTION

THAT:

(A)

for the purpose of giving effect to the Scheme between WNS and the holders of the Scheme Shares, the terms of which are set out in full in Part IV (The Scheme of Arrangement) of the Document, in its original form or with or subject to any modification, addition, or condition agreed by WNS and Capgemini and approved or imposed by the Court, the WNS Directors (or a duly authorised committee thereof) be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(B)	with effect from the passing of this resolution, the articles of association of WNS be and are hereby amended by the adoption and inclusion of the following new article 170:
	“170	Scheme of Arrangement
170.1

In this Article 170, references to the “Scheme” are to the Scheme of Arrangement between the Company and the holders of Scheme Shares (as defined in the Scheme) dated 30 July 2025 (with or subject to any modification, addition or condition approved or imposed by the Royal Court of Jersey and agreed by the Company and Capgemini SE) under Article 125 of the Law and terms defined in the Scheme shall have the same meanings in this Article.

170.2

Notwithstanding any other provisions in these Articles, if the Company issues any WNS Shares or transfers any WNS Shares out of treasury other than to Capgemini or its nominee(s)) on or after the Voting Record Time and at or prior to the Scheme Record Time, such WNS Shares shall be issued, transferred or registered subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such WNS Shares shall be bound by the Scheme accordingly.

170.3

Subject to the Scheme becoming effective and notwithstanding any other provision of these Articles, if any WNS Shares are issued, transferred out of treasury or transferred to any person (other than to Capgemini or its nominee(s)) (a “New Member”) after the Scheme Record Time (the “Post-Scheme Shares”), such New Member (or any subsequent holder of or nominee of such New Member or any such subsequent holder) shall be obliged to transfer forthwith the Post-Scheme Shares, free from encumbrances, to Capgemini (or as Capgemini may direct) who shall be obliged to acquire (or procure the acquisition by such other person of) all of the Post-Scheme Shares. In exchange for the transfer of the Post-Scheme Shares, Capgemini (or as Capgemini may direct) shall pay or procure the payment to the New Member of the Consideration, subject to any required withholding of taxes, that the New Member would have been entitled to receive pursuant to the Scheme had each Post-Scheme Share been a Scheme Share.

170.4

On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) carried out after the Effective Time, the value of the consideration per WNS Share to be paid under Article 170.3 above shall be adjusted by the Directors to proportionally reflect such change and, following such adjustment, be construed accordingly.

170.5

The consideration to be paid for any Post-Scheme Shares transferred under Article 170.3 or 170.4 will be paid as soon as practicable and in any event no later than 21 days after the date of transfer of such Post-Scheme Shares and the payment of such consideration shall constitute a complete discharge to Capgemini (or its nominee(s), as applicable) and the Company in respect of their obligations.

170.6

To give effect to any such transfer required by this Article, the Company may determine as agent and/or attorney under the Powers of Attorney (Jersey) Law 1995 (and any such appointment shall be irrevocable for a period of one year from the date upon which such New Member is issued the relevant Post-Scheme Shares) for the New Member to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder, nominee of such New Member or nominee of any such subsequent holder) in favour of Capgemini (or, if applicable, its nominee(s)) and to do all such things and execute and deliver such documents as may, in the opinion of the agent or attorney, be necessary or desirable to vest such Post-Scheme Shares in Capgemini (or its nominee(s), if applicable). Pending the registration of Capgemini (or its nominee(s), if applicable) as the holder of any Post-Scheme Shares to be transferred pursuant to this Article, each New Member hereby irrevocably appoints Capgemini as its agent, attorney, and/or otherwise to exercise on its behalf (in place of and to the exclusion of the relevant New Member) any voting rights attached to the Post-Scheme Shares and any or all rights and privileges attaching to the Post-Scheme Shares, to sign any consent to short notice of any general or separate class meeting of the Company and on the New Member’s behalf to execute a form of proxy in respect of its Post-Scheme Shares appointing any person nominated by Capgemini (or its nominee(s), if applicable) to attend general and separate class meetings of the Company and authorises the Company to send to Capgemini and/or its nominee(s) any notice, circular, warrant or other document or communication which may be required to be sent to them as a member of the Company, such that from the Scheme Record Time, no New Member shall be entitled to exercise any voting rights attached to the Post-Scheme Shares or any other rights or privileges attaching to the Post-Scheme Shares. The Company shall not be obliged to issue a certificate to the New Member for any Post-Scheme Shares.

170.7

Notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Time, other than to Capgemini or its nominee(s) pursuant to the Scheme.

July 30, 2025

By Order of the board of directors of WNS

Gopi Krishnan

General Counsel

Registered Office: 22 Grenville Street, St. Helier, JE4 8PX, Jersey

Registered in Jersey No. 82262

Notes:

The following notes explain your general rights as a WNS Shareholder and your right to attend and vote at the General Meeting or to appoint someone else to vote on your behalf.

1.      Entitlement to attend and vote

Each WNS Shareholder who is entered in register of members at the Voting Record Time (expected to be 10.00 p.m. (London Time) on August 27, 2025) will be entitled to attend and vote on the Resolution to be put to the General Meeting. Changes to the register of members after the Voting Record Time will be disregarded in determining the rights of any person to attend or vote at the General Meeting. Each eligible WNS Shareholder is entitled to appoint a proxy or proxies to attend and to vote instead of them. A proxy need not be a WNS Shareholder.

2.      Right to appoint a proxy; procedure for appointment

WNS Shareholders are strongly encouraged to submit proxy appointments and instructions for the General Meeting as soon as possible. WNS Shareholders are also strongly encouraged to appoint the Chair of the General Meeting as their proxy. To be valid, a form of proxy should be completed and returned in accordance with the instructions set out on the form.

Any power of attorney or any other authority under which the proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.

If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

If you receive more than one Form of Proxy because you own WNS Shares registered in different names or addresses, each Form of Proxy should be completed and returned in respect of each name and address.

WNS Shareholders may appoint more than one proxy provided that each proxy is appointed in respect of different WNS Shares held by such holder. WNS Shareholders who wish to appoint more than one proxy in respect of their holding of WNS Shares should contact Computershare for further Forms of Proxy. A space has been included in the Form of Proxy relating to the General Meeting to allow WNS Shareholders to specify the number of shares in respect of which that proxy is appointed. WNS Shareholders who return the Form of Proxy relating to the General Meeting duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all of their WNS Shares.

Sending Forms of Proxy by mail

WNS Shareholders should send their completed Forms of Proxy to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited) no later than 2.15 p.m. (London Time) on August 27, 2025 for the General Meeting (or, if the General Meeting is adjourned, no later than 48 hours before the time fixed for the adjourned General Meeting).

To be valid, completed Forms of Proxy must be dated, completed, signed and deposited by mail as described in this Document. If your WNS Shares are held in the name of a broker or other Intermediary, please complete and sign the materials provided to you in accordance with the instructions provided to you by such broker or other Intermediary.

3.      Voting online

WNS Shareholders may also vote online following the instructions set out in the Form of Proxy relating to the General Meeting, instead of submitting the Form of Proxy by mail. Votes submitted online must be received not later than 2.15 p.m. (London Time) on August 27, 2025.

4.      Appointment of a proxy by joint holders

Where there are joint registered holders of any WNS Share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name appears first in order in the register in respect of such share shall be the only person entitled to vote in respect thereof.

5.      Corporate representatives

As an alternative to appointing a proxy, any body corporate which is a member may appoint one or more corporate representatives who may exercise on its behalf all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

In the case of a member which is a company, the proxy form must be executed under its common seal or signed on its behalf by person authorised to do so.

6.           Votes to be taken by a poll and results

At the General Meeting voting on the Resolution will be by poll rather than a show of hands. This is a more transparent method of voting as member votes are to be counted according to the number of shares held. A poll will be demanded by the Chair of the General Meeting in accordance with Article 76 of the Articles.

A quorum (except as otherwise provided by the Articles) consists of two WNS Shareholders present in person together representing not less than one-third of the total voting rights of all the WNS Shareholders entitled to vote at the General Meeting. Under the Articles, ‘present in person’ in relation to general meetings of WNS and to meetings of the holders of any class of shares, includes present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion unless you have appointed the Chair as proxy in which case the WNS Shares referenced on the Form of Proxy will be voted by the Chair of the General Meeting FOR the Resolution at the General Meeting. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the General Meeting.

The results of the voting at the General Meeting will be announced as soon as practicable by public announcement in the United States and by making such announcement available on WNS’ investor relations site at https://ir.wns.com.

7.      Issued share capital and total voting rights

As at 10.00 p.m. (London Time) on July 25, 2025, being the Latest Practicable Date, WNS’ issued share capital consists of 42,952,072 WNS Shares. Each WNS Share carries the right to one vote on a vote taken by poll at the General Meeting convened by this notice and therefore the total voting rights in WNS as at July 25, 2025 are 42,952,072.

8.      Inspection of this notice and the articles of association

Copies of this notice, WNS’ existing articles of association and the articles of association as proposed to be amended by the special resolution set out in this notice are available for review at https://ir.wns.com.

9.      Further questions and communication

If WNS Shareholders have any questions about the General Meeting or the completion and return of the Form of Proxy relating to the General Meeting, or voting online, please contact Computershare by phone at +1 (800) 736-3001. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the United States will be charged at the applicable international rate. The helpline is open between the hours of 8.00 a.m. and 8.00 p.m. (New York Time) on weekdays and 9.00 a.m. and 5.30 p.m. (New York Time) on Saturdays. Please note that Computershare cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. If requested, copies of the Form of Proxy relating to the General Meeting will be provided free of charge.

You may not use any electronic address provided in either this Notice of General Meeting or any related documents (including the Form of Proxy) to communicate with WNS for any purpose other than those expressly stated.

Explanatory notes to the resolution to be proposed at the General Meeting are contained in the Scheme Document which accompanies this Notice.